Exhibit 10.1

THIRD Amendment TO
LOAN, SECURITY AND GUARANTY AGREEMENT

THIRD Amendment TO LOAN, SECURITY AND GUARANTY AGREEMENT (this “Amendment”), dated as of October 6, 2025, to the Loan, Security and Guaranty Agreement, dated as of October 2, 2024 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”), among SOLARIS ENERGY INFRASTRUCTURE, LLC, a Delaware limited liability company (“Infrastructure”), Solaris Oilfield Site Services Operating, LLC, a Texas limited liability company (“Site Services Operating”), Solaris Oilfield Early Property, LLC, a Texas limited liability company (“Early Property”), Solaris Oilfield SiTe Services Personnel LLC, a Delaware limited liability company (“Site Services Personnel”), Solaris Logistics, LLC, a Delaware limited liability company (“Logistics”), Solaris Oilfield Technologies, LLC, a Delaware limited liability company (“Technologies”), Solaris Transportation, LLC, a Delaware limited liability company (“Transportation”), Solaris power solutions, LLC, a Texas limited liability company (formerly known as Mobile Energy Rentals LLC) (“SPS”), HVMVLV, LLC, a Texas limited liability company (“HVMVLV”, and together with Infrastructure, Site Services Operating, Early Property, Site Services Personnel, Logistics, Technologies, Transportation, and SPS, “Borrowers”), SOLARIS ENERGY INFRASTRUCTURE, INC., a Delaware corporation (“Parent”), and certain of Parent’s Subsidiaries, as Guarantors (Guarantors and Borrowers together, “Obligors”), the financial institutions party thereto from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, the Obligors desire to issue unsecured Subordinated Debt in connection with an offering by Parent of additional Permitted Convertible Debt;

WHEREAS, Obligors have requested that Agent and Lenders make certain amendments to the Loan Agreement to permit the foregoing described transactions; and

WHEREAS, Agent and Lenders are willing to amend the Loan Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
2.Amendments.  Effective as of the Amendment Effective Date (as defined below), the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Annex A hereto.  The Schedules and Exhibits to the Loan Agreement shall remain in effect without any amendment or other modification thereto.
3.Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the “Amendment Effective Date”):

4933-8855-1534 v.3

(a)Execution. Agent shall have received this Amendment, duly executed by Parent, Obligors, Agent and Lenders.
(b)Fees and Expenses. Obligors shall have paid (i) all reasonable out of pocket fees and expenses of Agent and its counsel incurred on or prior to the Amendment Effective Date, including all reasonable invoiced fees of Haynes and Boone LLP and (ii) all fees pursuant to that certain fee letter dated as of the date hereof.
(c)No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.
4.Conditions Subsequent. Concurrent with the consummation of the Third Amendment Incremental Financing, Obligors shall deliver a subordination agreement in form and substance reasonably acceptable to Agent, duly executed by Parent, Obligors, and Agent with respect to the Third Amendment Incremental Financing.
5.Representations and Warranties. Parent and each Obligor hereby represents and warrants to Agent as follows:
(a)Representations and Warranties. After giving effect to this Amendment, the representations and warranties herein, in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, Material Adverse Effect or similar qualifier, in which case such representation or warranty is true and correct in all respects) on the Amendment Effective Date as though made on and as of such date (except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case, such representation or warranty shall be true and correct on and as of such earlier date).
(b)No Default. No Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(c)Organization and Qualification. Parent, each Obligor and each Subsidiary of an Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Parent, each Obligor and each Subsidiary of an Obligor is duly qualified, authorized to do business and in good standing as a foreign corporation or company in each jurisdiction where failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect.
(d)Authorization, Etc. Parent and each Obligor are duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment and the performance of the Loan Agreement, as modified hereby, have been duly authorized by all necessary action, and do not (i) require any consent or approval of any holders of Equity Interests of Parent or any Obligor, except those already obtained; (ii) contravene the Organic Documents of Parent or any Obligor; (iii) violate any applicable law or any material contract; (iv) result in or require the imposition of any Lien (other than Permitted Liens) on Parent or any Obligor’s properties; or (v) require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect.

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(e)Enforceability of Loan Documents. This Amendment is, and the Loan Agreement as modified hereby, is, a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
6.Continued Effectiveness of the Loan Agreement and Other Loan Documents. Parent and each Obligor hereby (i) acknowledge and agree to this Amendment, (ii) confirm and agree that the Loan Agreement and each other Loan Document to which they are a party, in each case, as modified hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (iii) confirm and agree that, to the extent that any such Loan Document purports to assign or pledge to Agent, or to grant to Agent, a security interest in or Lien on any Collateral as security for the Obligations of Obligors from time to time existing in respect of the Loan Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects and shall continue to secure the Obligations (including, without limitation, Parent and each Obligor’s grant of a security interest and Lien pursuant to Sections 7.1 and 7.5 of the Loan Agreement). Each Obligor hereby confirms and ratifies its guaranty of the Obligations. This Amendment does not and shall not affect any of the obligations of Parent or Obligors, other than as expressly provided herein, including Obligors’ obligations to repay the Loans in accordance with the terms of the Loan Agreement or the obligations of Parent or Obligors under any Loan Document to which they are a party, all of which obligations, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default, or any right, power or remedy of Agent under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document (except as expressly set forth herein).
7.No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.
8.Further Assurances. Parent and Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as Agent may reasonably request, in order to effect the purposes of this Amendment.
9.Miscellaneous.
(a)Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(b)UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD SELECT THE LAWS OF A DIFFERENT STATE EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
(c)Parent and each Obligor hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Loan Agreement.
(d)Sections 14.6, 14.8, 14.15, and 14.16 of the Loan Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank.]

4933-8855-1534 v.3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

SOLARIS ENERGY INFRASTRUCTURE, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

SOLARIS OILFIELD SITE SERVICES OPERATING, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

SOLARIS OILFIELD EARLY PROPERTY, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

SOLARIS OILFIELD SITE SERVICES PERSONNEL LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

Signature Page to

Third Amendment to Loan, Security and Guaranty Agreement

SOLARIS LOGISTICS, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

SOLARIS OILFIELD TECHNOLOGIES, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

SOLARIS TRANSPORTATION, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

Solaris power solutions, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

Signature Page to

Third Amendment to Loan, Security and Guaranty Agreement

HVMVLV, LLC
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

Signature Page to

Third Amendment to Loan, Security and Guaranty Agreement

Parent:

SOLARIS ENERGY INFRASTRUCTURE, INC.
By:	/s/ Christopher M. Powell
	Name:	Christopher M. Powell
	Title:	Corporate Secretary and Chief Legal Officer

Signature Page to

Third Amendment to Loan, Security and Guaranty Agreement

Agent and LENDERs:

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Tanner J. Pump
	Name:	Tanner J. Pump
	Title:	Senior Vice President

Signature Page to

Third Amendment to Loan, Security and Guaranty Agreement

Woodforest national bank, as a Lender

By:	/s/ Justin Bateman
	Name:	Justin Bateman
	Title:	SVP

Signature Page to

Third Amendment to Loan, Security and Guaranty Agreement

Annex A

Conformed Credit Agreement

[Attached]

Conformed Through:

First Amendment, Consent and Waiver, dated as of December 19. 2024

Second Amendment, dated as of April 28, 2025

Third Amendment, dated as of October 6, 2025

LOAN, SECURITY AND GUARANTY AGREEMENT

Dated as of October 2, 2024

solaris energy infrastructure, llc,

solaris oilfield site services operating, llc,

solaris oilfield Early property, llc,

solaris oilfield site services personnel llc,

solaris logistics, llc,

solaris oilfield technologies, llc,

solaris transportation, llc,

Solaris ~~transportation~~power solutions, LLC~~,~~
and
~~MOBILE ENERGY RENTALS~~HVMVLV, LLC,

as Borrowers,

solaris energy infrastructure, inc.,

as Parent

BANK OF AMERICA, N.A.,

as Agent

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

4933-8855-1534 v.3

TABLE OF CONTENTS

Page

Section 1.DEFINITIONS; RULES OF CONSTRUCTION.5

1.1Definitions5

1.2Accounting Terms37

1.3Uniform Commercial Code37

1.4Certain Matters of Construction37

1.5Division38

Section 2.CREDIT FACILITIES.38

2.1Loan Commitments38

2.2Letter of Credit Facility.40

Section 3.INTEREST, FEES AND CHARGES42

3.1Interest42

3.2Fees.43

3.3Computation of Interest, Fees, Yield Protection44

3.4Reimbursement Obligations44

3.5Illegality44

3.6Inability to Determine Rates45

3.7Increased Costs; Capital Adequacy46

3.8Mitigation47

3.9Funding Losses47

3.10Maximum Interest47

Section 4.LOAN ADMINISTRATION.48

4.1Manner of Borrowing and Funding Loans48

4.2Defaulting Lender50

4.3Number and Amount of Term SOFR Loans; Determination of Rate50

4.4Borrower Agent50

4.5One Obligation51

4.6Effect of Termination51

Section 5.PAYMENTS51

5.1General Payment Provisions51

5.2Repayment of Loans51

5.3Payment of Other Obligations51

5.4Marshaling; Payments Set Aside51

5.5Application and Allocation of Payments52

5.6Dominion Account53

5.7Account Stated53

5.8Taxes.53

5.9Lender Tax Information.54

5.10Nature and Extent of Each Obligor’s Liability.56

Section 6.CONDITIONS PRECEDENT.58

6.1Conditions Precedent to Initial Loans58

6.2Conditions Precedent to All Credit Extensions60

i

Section 7.COLLATERAL.60

7.1Grant of Security Interest60

7.2Lien on Deposit Accounts; Cash Collateral.61

7.3Real Estate Collateral62

7.4Pledged Collateral.62

7.5Other Collateral.66

7.6Limitations66

7.7Further Assurances66

Section 8.COLLATERAL ADMINISTRATION.66

8.1Borrowing Base Reports66

8.2Accounts.67

8.3Inventory.68

8.4Equipment.68

8.5Administration of Deposit Accounts and Securities Accounts.69

8.6General Provisions.69

8.7Power of Attorney70

8.8Licenses71

8.9Landlord and Storage Agreements71

Section 9.REPRESENTATIONS AND WARRANTIES.71

9.1General Representations and Warranties71

Section 10.COVENANTS AND CONTINUING AGREEMENTS.75

10.1Affirmative Covenants75

10.2Negative Covenants80

10.3Financial Covenants91

Section 11.EVENTS OF DEFAULT; REMEDIES ON DEFAULT.92

11.1Events of Default92

11.2Remedies upon Default94

11.3License95

11.4Setoff95

11.5Remedies Cumulative; No Waiver95

Section 12.AGENT.96

12.1Appointment, Authority and Duties of Agent.96

12.2Agreements Regarding Collateral and Borrower Materials97

12.3Reliance By Agent97

12.4Action Upon Default98

12.5Ratable Sharing98

12.6Indemnification98

12.7Limitation on Responsibilities of Agent98

12.8Successor Agent and Co-Agents.99

12.9Due Diligence and Non-Reliance99

12.10Remittance of Payments and Collections.100

12.11Individual Capacities100

12.12Titles100

12.13Certain ERISA Matters.101

12.14Bank Product Providers101

12.15No Third Party Beneficiaries101

Section 13.BENEFIT OF AGREEMENT; ASSIGNMENTS.102

13.1Successors and Assigns102

13.2Participations.102

13.3Assignments.102

13.4Replacement of Certain Lenders103

Section 14.MISCELLANEOUS.104

14.1Consents, Amendments and Waivers104

14.2Indemnity105

14.3Notices and Communications105

14.4Performance of Obligors’ Obligations107

14.5Credit Inquiries107

14.6Severability107

14.7Cumulative Effect; Conflict of Terms107

14.8Execution107

14.9Entire Agreement108

14.10Relationship with Lenders108

14.11No Advisory or Fiduciary Responsibility108

14.12Confidentiality108

14.13Certifications Regarding Term Loan Agreement109

14.14GOVERNING LAW109

14.15Consent to Forum109

14.16Waivers109

14.17Acknowledgement Regarding Supported QFCs110

14.18Acknowledgement and Consent to Bail-In of Affected Financial Institutions111

14.19Patriot Act Notice111

14.20Intercreditor Agreement.111

14.21NO ORAL AGREEMENT111

list of exhibits and schedules
EXHIBIT A	Assignment
EXHIBIT B	Compliance Certificate
EXHIBIT C-1 – C-4	Form of Tax Compliance Certificates

SCHEDULE 1.1	Commitments of Lenders
SCHEDULE 7.1	Commercial Tort Claims
SCHEDULE 7.4	Pledged Collateral
SCHEDULE 8.5	Deposit Accounts and Securities Accounts
SCHEDULE 8.6.1	Business Locations
SCHEDULE 9.1.12	Names and Capital Structure
SCHEDULE 10.1.14	Post-Closing Obligations
SCHEDULE 10.2.1	Existing Debt
SCHEDULE 10.2.2	Existing Liens
SCHEDULE 10.2.4	Existing Investments

SCHEDULE 10.2.12	Existing Capital Expenditures

LOAN, SECURITY AND GUARANTY AGREEMENT

THIS LOAN, SECURITY AND GUARANTY AGREEMENT is dated as of October 2, 2024 (as amended, modified or supplemented from time to time, this “Agreement”), among SOLARIS ENERGY INFRASTRUCTURE, LLC, a Delaware limited liability company (“Infrastructure”), Solaris Oilfield Site Services Operating, LLC, a Texas limited liability company (“Site Services Operating”), Solaris Oilfield Early Property, LLC, a Texas limited liability company (“Early Property”), Solaris Oilfield SiTe Services Personnel LLC, a Delaware limited liability company (“Site Services Personnel”), Solaris Logistics, LLC, a Delaware limited liability company (“Logistics”), Solaris Oilfield Technologies, LLC, a Delaware limited liability company (“Technologies”), Solaris Transportation, LLC, a Delaware limited liability company (“Transportation”), ~~Mobile Energy Rentals~~SOLARIS POWER SOLUTIONS, LLC, a Texas limited liability company (formerly known as Mobile Energy Rentals LLC) (“SPS”), HVMVLV, LLC, a Texas limited liability company (“~~Mobile~~HVMVLV”, and together with Infrastructure, Site Services Operating, Early Property, Site Services Personnel, Logistics, Technologies, ~~and~~ Transportation, and SPS, “Borrowers”), SOLARIS ENERGY INFRASTRUCTURE, INC., a Delaware corporation (“Parent”), and certain of Parent’s Subsidiaries, as Guarantors, the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1.DEFINITIONS; RULES OF CONSTRUCTION.

1.1Definitions
. As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: as defined in the Intercreditor Agreement.

Accounts Formula Amount: an amount equal to the sum of, without duplication, (a) 90% of the Value of Eligible Accounts and (b) 80% of the Value of Eligible Unbilled Accounts; provided, that (i) clause (b) shall not exceed 20% of the Borrowing Base and (ii) such percentages shall be reduced by 1.0% for each percentage point (or portion thereof) that the Dilution Percent exceeds 2.5%.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of an Obligor or Subsidiary with another Person.

Affected Financial Institution: any EEA Financial Institution or UK Financial Institution.

Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person. Without limitation to the foregoing, (a) for purposes of the definition of “Eligible Account”, any Person that directly or indirectly holds 10% or more of the total aggregate outstanding Equity Interests of another Person shall be deemed to be an Affiliate of that Person and (b) for other purposes of this Agreement, any Person that directly or indirectly holds 15% or more of the total aggregate outstanding Equity Interests of another Person shall be deemed to be an Affiliate of that Person. For the avoidance of doubt, Excluded Subsidiaries are Affiliates of Obligors.

Agent: as defined in the introductory paragraph hereof.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates and Agent Professionals.

Agent Professionals: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained or used by Agent.

Agreement: as defined in the introductory paragraph hereof.

Allocable Amount: as defined in Section 5.10.3.

Annualized EBITDA: for each fiscal quarter ending on or prior to June 30, 2026, an amount equal to (x) EBITDA (prior to giving effect to any cure amounts) for each such period set forth in the table below multiplied by (y) the applicable factor as set forth in the table below:

Period	Annualizing factor
Each single fiscal quarter period ending on or prior to December 31, 2025	4
The two-fiscal quarter period ending March 31, 2026	2
The three-fiscal quarter period ending June 30, 2026	4/3

Anti-Corruption Law: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the average daily Availability as a percentage of the Borrowing Base for the last Fiscal Quarter:

Level	Average Daily Availability as a Percentage of the Borrowing Base	Base Rate Loans	Term SOFR Loans
I	≥ 66.67%	0.50%	1.50%
II	≥ 33.33% < 66.67%	0.75%	1.75%
III	< 33.33%	1.00%	2.00%

Until December 31, 2024 margins shall be determined as if Level I were applicable. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Availability for a Fiscal Quarter due to Borrowers’ failure to deliver a Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Approved Fund: any entity owned or Controlled by a Lender or Affiliate of a Lender, if such entity is engaged in making or investing in commercial loans in its ordinary course of activities.

Assignment: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise reasonably satisfactory to Agent.

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens on Collateral that are or may be senior to Agent’s Liens (other than Liens securing the Term Loan Debt that are subject to the Intercreditor Agreement) (for the avoidance of doubt, imposition of any such reserve shall not waive an Event of Default, if any, arising therefrom); (e) reserves for sales taxes; (f) transportation and wellsite vendor subcontractor payable reserves; and (g) additional reserves in amounts and with respect to matters as Agent may establish from time to time in its Permitted Discretion.  Agent shall provide at least three Business Days’ prior written notice (which may be by email) to Borrower Agent of such an additional reserves (or of an increase in reserves already established), which notice shall include a description of such Availability Reserve being established (during which period Agent shall, if requested, discuss any such Availability Reserve or change with Borrower Agent and Borrower Agent may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to Agent); provided, that (i) such notice and opportunity shall not limit the right of Agent to establish or change such Availability Reserve;  (ii)  such notice obligation shall not apply with respect to mathematical changes; and (iii) during the period pending Agent’s implementation of any new or increased Availability Reserve, Agent may (but is not required to) limit Borrowings on a pro forma basis for such Availability Reserves.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bank of America: as defined in the introductory paragraph hereof.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

Bank Product: any of the following products or services extended to an Obligor or Affiliate of an Obligor by a Lender or any of its Affiliates: (a) Cash Management Services; (b) Swaps; (c) commercial credit card and merchant card services; and (d) other banking products or services, other than Letters of Credit.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion with respect to Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.0%; provided, that in no event shall the Base Rate be less than 1.0%.

Base Rate Loan: a Loan (including each Swingline Loan) that bears interest based on the Base Rate.

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance reasonably satisfactory to Agent.

Beneficial Ownership Regulation: as defined in 31 C.F.R. §1010.230.

Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

Borrowed Money: with respect to Parent or any Subsidiary, without duplication, (a) any obligation that (i) arises from the lending of money by any Person to such Obligor or Subsidiary, (ii) is evidenced by notes, loan agreements, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business and not more than 60 days past due), or (iv) was issued or assumed as full or partial payment for Property or services; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person. For the avoidance of doubt, “Borrowed Money” shall not include obligations arising under “operating leases” as defined in Accounting Standards Codification (“ASC”) 842.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Reports, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents, as well as Reports and other information provided at Borrower Agent’s direction by Agent to Lenders in connection with the credit facility established by this Agreement.

Borrowers: as defined in the introductory paragraph hereof, together with any additional borrower joined following the Closing Date pursuant to Section 10.1.12.

Borrowing: Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination and based on the most recent Borrowing Base Report (as it may be adjusted hereunder), an amount equal to the lesser of (a) the aggregate Commitments; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

Borrowing Base Report: a report of the Borrowing Base, in form and substance reasonably satisfactory to Agent, by which Borrowers certify as to the calculation of the Borrowing Base.

Business Day: any day except a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina or New York City.

Capital Expenditures: all liabilities incurred or expenditures made by an Obligor or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease Obligations: of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP (a “Capital Lease”), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (but excluding, for the avoidance of doubt, “operating leases” as defined in ASC 842).

Cash Adjustment: as of any date, the lesser of (a) $30,000,000 and (b) the amount on such date of unrestricted cash and cash equivalents of the Obligors in deposit accounts and securities accounts (other than Excluded Accounts) of the Obligors which are subject to a perfected Lien (subject to the terms of the Intercreditor Agreement) in favor of Agent.

Cash Collateral: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) 103% of LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including fees, expenses, indemnification obligations and Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due. “Cash Collateralization” has a correlative meaning.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, blocked account, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for

International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: the occurrence of any of the following events or series of events:

(a)Parent shall cease to be the sole managing member of Infrastructure; or

(b)except in a transaction expressly permitted under the Loan Documents and after giving effect thereto, Infrastructure shall cease to own 100% of the Equity Interests of another Borrower; or

(c)any Person (excluding any Qualifying Owner or any group of Qualifying Owners acting together which would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act, and excluding a corporation or other entity owned, directly or indirectly, by the stockholders of Parent in substantially the same proportions as their ownership of stock of Parent) is or becomes the beneficial owner, directly or indirectly, of securities of Parent representing more than 50% of the combined voting power of Parent’s then outstanding voting securities; or

(d)there is consummated a merger or consolidation of Parent with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of Parent immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(e)the stockholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by Parent of all or substantially all of Parent’s assets, other than such sale or other disposition by Parent of all or substantially all of Parent’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such sale; or

(f) a “change of control”, “fundamental change” or similar event occurs under the Term Loan Agreement or any other Material Debt.

Notwithstanding the foregoing, except with respect to clause (b) above, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of Parent immediately following such transaction or series of transactions.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable and documented out-of-pocket attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or exit of Agent or any Lender) incurred by or asserted against any Indemnitee by an Obligor or other Person, relating to any (a) Loan, Letter of Credit, Loan Document, Borrower Materials or related transaction, (b) action taken or omitted in connection with this credit facility, (c) existence or perfection of Liens or realization on Collateral, (d) exercise of rights or remedies under a Loan Document or Applicable Law, (e) failure by an Obligor to perform or observe any term of a Loan Document, or (f) reliance by an Indemnitee on an electronic signature, record or Communication, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an appeal or Insolvency Proceeding), whether or not an Indemnitee or Obligor is a party.

Closing Date: as defined in Section 6.1.

CME:  CME Group Benchmark Administration Limited.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations, in each case, other than Excluded Property.

Commitment: for any Lender, its obligation to make Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to Section 2.1.7 or an Assignment to which it is a party. “Commitments” means the aggregate amount of all Lenders’ Commitments. As of the Closing Date, the aggregate amount of the Commitments is $75,000,000.  The Commitments terminate on the Termination Date.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. §1 et seq.).

Communication: any notice, request, election, representation, certificate, report, disclosure, statement, authorization, approval, consent, waiver, document, amendment or transmittal of information of any kind in connection with a Loan Document, including any Borrower Materials or Modification of a Loan Document.

Compliance Certificate: a certificate, in the form of Exhibit B or otherwise reasonably satisfactory to Agent, by which Obligors (a) make certain representations and warranties, (b) certify (i) the calculation of the Fixed Charge Coverage Ratio (whether or not a Covenant Trigger Period is in effect) and compliance with Section 10.3.1 if a Covenant Trigger Period is then in effect, (ii) as to whether a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) certain financial statements, and (c) state whether any change in GAAP or in the application thereof has occurred since the Closing Date or the date of the last Compliance Certificate and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

Conforming Changes: with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent’s discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits Taxes.

Consolidated Net Tangible Assets: as of any date of determination, for Parent, Borrowers and Subsidiaries of Parent or Borrowers, on a consolidated basis, the aggregate amount of total assets included in such Persons’ most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, and (c) to the extent included in such Persons’ most recent quarterly or annual consolidated balance sheet, all such assets of any Subsidiary that is not a Wholly-Owned Subsidiary of a Borrower.

Control: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

Covenant Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of $7,500,000 or 12.5% of the Borrowing Base; and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been more than or equal to the greater of $7,500,000 and 12.5% of the Borrowing Base at all times.

Covered Entity: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

Current Expected Credit Loss Standard: Accounting Standards Codification 326, which sets forth ASU 2016-13, Financial Instruments-Credit Losses (Topic 326); Measurement of Credit Losses on Financial Instruments.

Customer Location: at any time, any third party location where any Services Equipment is in the possession of a Person that is not an Obligor pursuant to a customer agreement.

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source reasonably satisfactory to Agent).

Debt: as applied to any Person, without duplication, (a) all Borrowed Money; (b) all Guarantees; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; (d) in the case of an Obligor, the Obligations; (e) all obligations to pay the deferred purchase price of Property or services, including any purchase price adjustments or earnouts and indemnities with respect to the purchase of Property or services, but excluding current accounts payable incurred in the Ordinary Course of Business; (f) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property; (g) all obligations, whether or not contingent, in respect of Disqualified Equity Interests valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends; and (h) all payments that would be required to be made in respect of any Swap after giving effect to any netting agreement with respect thereto in the event of a termination (including an early termination) on the date of determination; provided that, for purposes of this clause (h), the obligation or option of Infrastructure to deliver Equity Interests in full or partial satisfaction of Debt incurred pursuant to Section 10.2.1(m) shall not constitute a payment required to be made in respect of a Swap. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. For the avoidance of doubt, “Debt” shall not include obligations arising under “operating leases” as defined in ASC 842. For the avoidance of doubt, no Permitted Capped Call Transaction shall be considered Debt of the Parent.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate or fee (including margin) otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner reasonably satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account Control Agreement: control agreement reasonably satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account (subject to the Intercreditor Agreement).

Dilution Percent: the percent, determined for Obligors’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other similar dilutive items with respect to Accounts, divided by (b) gross sales.

Disposition: the sale, transfer, license, lease, consignment or other disposition (in one transaction, a series of transactions or otherwise) of property of a Person, including a sale-leaseback transaction, synthetic lease, issuance of Equity Interests by a subsidiary, Division, or sale, assignment, transfer or other disposal, with or without recourse, of any notes, accounts receivable or related rights.

Disqualified Equity Interests: any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to 180 days after the Termination Date, or (c) contains any mandatory repurchase obligation which may come into effect prior to Full Payment of all Obligations; provided, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 180 days after the Termination Date shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Full Payment of the Obligations.

Division: the division of assets, liabilities and/or obligations of a Person among two or more Persons (whether pursuant to a “plan of division” or similar arrangement, including under Texas law with respect to a divisive merger), which may or may not include the original dividing Person and pursuant to which the original dividing Person may or may not survive.

Dollars: lawful money of the United States.

Domestic Subsidiary: any Subsidiary that is not a Foreign Subsidiary.

Dominion Account: a special account established by Obligors at Bank of America, over which Agent has exclusive or springing control for withdrawal purposes; provided, that such Deposit Account is a collection account only and not also an operating or disbursement account.

Dominion Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of $7,500,000 or 12.5% of the Borrowing Base for three (3) consecutive days; and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been more than or equal to the greater of $7,500,000 and 12.5% of the Borrowing Base at all times.

EBITDA: without duplication, for any period:

(a)the consolidated net income (excluding any extraordinary, unusual or non-recurring gains, losses or expenses) of Parent and its Wholly-Owned Subsidiaries (which for this purpose shall include Infrastructure); plus

(b)to the extent deducted in calculating such consolidated net income, (i) depreciation, amortization, and other non-cash charges (including, for the avoidance of doubt, non-cash expenses accrued in accordance with the Current Expected Credit Loss Standard) whether similar or dissimilar to the foregoing, (ii) Interest Expense, (iii) federal, state, local and foreign income tax expense (or Permitted Tax Distributions) (including state margin, franchise or gross receipts Taxes), (iv) losses on sales of capital assets, and (v) fees, costs and expenses related to the Transactions on the Closing Date and the execution, delivery and performance of the Term Loan Documents and each other document and instrument required to satisfy the conditions precedent to the initial loan thereunder within 90 days of the Closing Date, in an aggregate amount not exceeding $16,000,000, minus,

(c)to the extent added in calculating such consolidated net income, any (i) non-cash income and (ii) gains on sales of capital assets; plus

(d)the net income of any Person in which the Borrowers or any of their Subsidiaries has a joint interest with a third party (including any Person that is a Subsidiary that is not Wholly-Owned and including any Excluded Subsidiary) but only to the extent such income (i) is actually paid in cash to the Borrowers or any of their Wholly-Owned Subsidiaries by dividend or other distribution during such period and (ii) is at the time such distribution or dividend is made, permitted under such Person’s charter or any organizational agreement and not prohibited by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Person, provided that the amount included as EBITDA pursuant to this clause (d) shall not exceed 30% of unadjusted EBITDA for such period.

Notwithstanding the foregoing, income relating to the Management Agreement and other fees from Excluded Subsidiaries shall only be included in EBITDA to the extent received by an Obligor in cash.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic Copy: as defined in Section 14.8.

Electronic Record and Electronic Signature: as defined in 15 U.S.C. §7006.

Eligible Account: an Account (including Rental Receivables for this purpose) owing to a Borrower that arises in the Ordinary Course of Business from the sale or lease of Inventory (including the lease of Services Equipment) owned by a Borrower or rendition of services, is payable in Dollars, has been invoiced and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time; provided, that for Liberty Oilfield Services LLC and its Affiliates such concentration limit shall instead be 25%), but only to the extent of such excess; (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof after giving effect to any netting arrangements); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is the target of a Sanction; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects and assigned to Agent; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than (i) the subordinate Lien in favor of the Term Loan Collateral Agent permitted by Section 10.2.2(b) or (ii) a Permitted Lien which does not have priority over the Lien in favor of Agent); (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind unless assigned to Agent in a manner reasonably satisfactory to it, or has been reduced to judgment; (l) its payment has been extended beyond 60 days after the original due date or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate (including Excluded Subsidiaries), from a sale on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (o) it is a credit card sale or an amount due from a credit card issuer or processor; (p) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or (q) it arises from the lease of goods subject to a Capital Lease, Purchase Money Debt or other financing (excluding the Term Loan Debt). In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee: (a) a Lender, Affiliate of a Lender or Approved Fund that satisfies Section 12.13; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within four Business Days after written notice (including by email) of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent in its discretion.

Eligible Inventory: Inventory (excluding Services Equipment) owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is Spare Parts, finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person that is the target of a Sanction, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than (i) the subordinate Lien in favor of the Term Loan Collateral Agent permitted by Section 10.2.2(b) or (ii) a Permitted Lien which does not have priority over the Lien in favor of Agent); (h) is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a customer, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

Eligible Unbilled Account: any Account (including Rental Receivables for this purpose) owing to a Borrower which would qualify as an “Eligible Account” except that the invoice with respect thereto has not yet been submitted to the Account Debtor, so long as such Accounts have not been unbilled for more than 30 consecutive days following the event giving rise thereto.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including the Resource Conservation and Recovery Act (42 U.S.C. §§6991-6991i), Clean Water Act (33 U.S.C. §1251 et seq.) and CERCLA.

Environmental Liability: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any hazardous materials, (c) exposure to any hazardous materials, (d) the release or threatened release of any hazardous materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Equipment: as defined in the UCC, but including all Services Equipment.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest, including without limitation, warrants, options, or other rights to purchase or acquire, and securities convertible into or exchangeable for, an equity security or ownership interest, provided that instruments evidencing Borrowed Money that by their terms are convertible or exchangeable into or for Equity Interests and/or cash or any combination thereof shall not constitute Equity Interests under this definition prior to the settlement, conversion, exchange or exercise thereof into or for interests that would otherwise constitute Equity Interests under this definition.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.

Exam Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of $9,000,000 or 15% of the Borrowing Base for three (3) consecutive days; and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been more than or equal to the greater of $9,000,000 and 15% of the Borrowing Base at all times.

Excluded Account: any Deposit Account (a) exclusively used for payroll, payroll taxes or employee benefits, (b) constituting zero-balance disbursement accounts acceptable to Agent in its Permitted

Discretion, and (c) constituting petty cash or other bank accounts containing not more than $250,000 on deposit therein at any time (but no more than $500,000 for all such accounts in the aggregate).

Excluded Property: each of the following: (a) (i) all leasehold estates with respect to office space used by any Borrower or any of their Subsidiaries and (ii) all other real property interests (other than Material Real Estate), (b) (i) all light-duty vehicles, including F-150s, F-250s and F-350s and similar trucks, and (ii) other motor vehicles having an aggregate book value of not greater than $5,000,000; provided that neither trailers nor Services Equipment described in clause (a) of the definition thereof shall constitute “Excluded Property”, (c) Commercial Tort Claims having an aggregate book value of not greater than $1,000,000, (d) in each case other than in respect of a Foreign Subsidiary that is a Guarantor, the outstanding voting Equity Interests in each Foreign Subsidiary or Foreign Subsidiary Holding Company which is owned directly by any Borrower or any of their Domestic Subsidiaries in excess of 65% of issued and outstanding voting Equity Interests of such Foreign Subsidiary or such Foreign Subsidiary Holding Company, and Equity Interests issued by Foreign Subsidiaries or Foreign Subsidiary Holding Company that are owned by Foreign Subsidiaries, (e) any property owned by a Foreign Subsidiary (other than to the extent set forth in Section 10.2.14), (f) any property with respect to which the Borrower and Agent reasonably determine, in writing, that the cost or other consequence of obtaining a Lien thereon or perfection thereof is excessive in relation to the benefit to the secured party of the security to be afforded thereby, (g) any Excluded Account described in clause (a) thereof, and (h) any item of General Intangibles (other than customer contracts, customer leases or work orders, Payment Intangibles and Rental Receivables) that is now or hereafter held by any Borrower or any of their Subsidiaries but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term, provision or other contractual obligation or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than Parent, the Borrowers or any of their Subsidiaries) to, the grant, creation, attachment or perfection of the security interest granted in the Security Documents, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under Applicable Law and is not rendered ineffective by Applicable Law (including, without limitation, pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC, and any successor provision thereto), provided, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the restriction, prohibition and/or requirement of consent shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such General Intangible not subject to the prohibitions specified above; provided, further, that, notwithstanding the foregoing in each case, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property, including monies due or to become due to an Obligor (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedging agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Subsidiary: collectively, Stateline Power, LLC, a Texas limited liability company, and Solaris Power Solutions Stateline, LLC, a Delaware limited liability company.

Excluded Subsidiary Purchase Orders: the purchase orders set forth on Schedule II to the Second Amendment.

Excluded Taxes: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4(c)) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Extraordinary Expenses: all costs, expenses or advances incurred by Agent during an Event of Default or Obligor’s Insolvency Proceeding, including those relating to any (a) audit, inspection, repossession, storage, repair, appraisal, insurance, processing, preparation or advertising for sale, sale, collection, or other preservation of or realization upon Collateral; (b) action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Agent’s Liens, Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) Enforcement Action or exercise of any rights or remedies in, or the monitoring of, an Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; and (e) negotiation and documentation of any Modification, workout, restructuring, forbearance, liquidation or collection with respect to any Loan Document, Collateral or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage and insurance costs, permit fees, utility expenses, legal and accounting fees and expenses, appraisal costs, brokers’ and auctioneers’ commissions, environmental study costs, wages and salaries paid to employees of any Obligor or independent contractors in liquidating Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any applicable treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an applicable intergovernmental agreement between the U.S. and any other jurisdiction which (in either case) facilitates the implementation of the foregoing.

Federal Funds Rate: for any day, the per annum rate calculated by FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

Financial Officer: the chief financial officer, principal accounting officer, treasurer or controller of the applicable Obligor.

First Amendment: that certain First Amendment, Consent and Waiver to Loan, Security and Guaranty Agreement, dated as of December 19, 2024, among Obligors, Lenders and Agent.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Obligors and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and Subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDA minus Capital Expenditures (except those financed with (i) Borrowed Money other than Loans, (ii) the Net Proceeds of an issuance of Equity Interests by, or an equity contribution to, Infrastructure or (iii) the Net Proceeds of sales, trade-ins or exchanges of fixed assets received substantially contemporaneously with any such Capital Expenditures) minus cash taxes (including Permitted Tax Distributions) paid, to (b) Fixed Charges.

Fixed Charges: the sum of Interest Expense (other than payment-in-kind), principal payments made on Borrowed Money and paid in cash (other than the Loans), and Restricted Payments made and paid in cash (excluding Permitted Tax Distributions and other than Restricted Payments solely among Obligors).

FLSA: the Fair Labor Standards Act of 1938.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in Tax liability to Borrowers (or the regarded owner of any Borrower if a Borrower is a partnership or disregarded entity for U.S. income tax purposes).

Foreign Subsidiary Holding Company: any Subsidiary substantially all of the assets of which are Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) or Equity Interests and debt of one or more (x) Foreign Subsidiaries that are not Guarantors and (y) other Subsidiaries that are Foreign Subsidiary Holding Companies pursuant to clause (x) of this definition.

FRBNY: the Federal Reserve Bank of New York.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) Cash Collateralization of all LC Obligations (or delivery of standby letter(s) of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) Cash Collateralization of reasonably foreseeable Obligations (or delivery of standby letter(s) of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral) that are inchoate or contingent in nature (other than (i) Secured Bank Product Obligations allowed to remain outstanding by Bank Product providers and (ii) unasserted contingent indemnification obligations, if any, as to which no claim has been made or is reasonably anticipated to be made). No Obligations shall be deemed to have been paid in full unless all Commitments have expired or are terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time, subject to Section 1.2.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantee: of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business.

Guarantor Payment: as defined in Section 5.10.3.

Guarantors: Each Borrower or Subsidiary that guarantees payment or performance of Obligations. As of the Closing Date, the Guarantors include each Borrower (in respect of the obligations of the other Borrowers).

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent, including this Agreement.

Immaterial Subsidiary: subject to Section 10.2.15, any (a) Domestic Subsidiary which (i) for any twelve (12) month period ending on the last day of any Fiscal Quarter had less than $10,000 of revenues and (ii) as of the last day of such Fiscal Quarter was the owner of less than $25,000 of assets, and (b) any Foreign Subsidiary which as of the last day of such Fiscal Quarter was the owner of less than $15,000,000 of assets, in each case, as shown on the consolidated financial statements of Obligors. All Immaterial Subsidiaries as of the Closing Date are identified as such on Schedule 9.1.12 attached hereto.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intercreditor Agreement: that certain ABL/Term Intercreditor Agreement dated as of the Closing Date, among Parent, each Obligor from time to time party thereto, Agent, as the ABL Agent, and the Term Loan Collateral Agent, as the Initial Term Representative, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Interest Expense: for any period, total interest expense accruing on Debt of Parent and Subsidiaries, on a consolidated basis, during such period (including interest expense attributable to Capital Lease Obligations and amounts attributable to interest incurred under Swaps), determined in accordance with GAAP.

Interest Payment Date: (a) for each Term SOFR Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three month anniversary of the beginning of the Interest Period; and (b) for all other Loans, the first day of each calendar month.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration;  all Spare Parts; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).

Inventory Formula Amount: the lesser of (a) 60% of the Value of Eligible Inventory; or (b) 85% of the NOLV Percentage of the Value of Eligible Inventory.  Notwithstanding the foregoing, the Inventory Formula Amount shall be zero until otherwise approved by Agent in its sole discretion and Agent’s receipt of a field exam and appraisal therefor satisfactory to it.

Inventory Reserve: reserves established by Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: as defined in Section 10.2.4.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America (including any Lending Office of Bank of America), or any replacement issuer appointed pursuant to Section 2.2.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank and Agent.

LC Conditions: upon giving effect to any issuance or Modification of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the Letter of Credit are reasonably satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including requests and applications) delivered by any Borrower or other Person to Issuing Bank or Agent in connection with a Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Obligors for draws under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request by Borrower Agent for issuance of a Letter of Credit, in form reasonably satisfactory to Agent and Issuing Bank.

Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents, advisors, attorneys, consultants, service providers and other representatives.

Lenders: lenders party to this Agreement (including Agent in its capacity as provider of Swingline Loans or Protective Advances) and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

Lending Office: the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Borrower Agent and, if applicable, Agent.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance, indemnity, reimbursement agreement or similar instrument issued by Issuing Bank for the account or benefit of an Obligor or Affiliate of an Obligor.

Letter of Credit Subline: $10,000,000.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and allows Agent to enter the premises and remove, store and dispose of Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver Collateral to Agent upon request or provide Agent access to remove the Collateral; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a loan made by Agent or a Lender under the credit facility established by this Agreement.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Management Agreement: that certain Agreement for Shared Management Services to be dated on or about the Second Amendment Effective Date, by and between Stateline Power, LLC, a Texas limited liability company and Solaris Stateline Operating, LLC, a Delaware limited liability company, and substantially in the form provided to the Agent prior to the Second Amendment Effective Date.

Margin Stock: as defined in Regulation U of the Federal Reserve Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or condition (financial or otherwise) of the Obligors and their Subsidiaries, taken as a whole, the enforceability against any Obligor of any Loan Document to which it is a party, or the validity or priority of Agent’s Lien on any Collateral; or (b) impairs the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents, including repayment of any Obligations.

Material Debt: Debt (other than the Obligations) of any one or more of Parent, the Obligors or Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of any Obligor or Subsidiary in respect of any Swap at any time shall be the Swap Termination Value of such Swap.

Material Real Estate: Real Estate with a fair market value in excess of $15,000,000 individually (or $30,000,000, in the aggregate).

MER Acquisition: the direct or indirect Acquisition by Borrowers of substantially all of the Equity Interests of Mobile Energy Rentals LLC, a Texas limited liability company (n/k/a Solaris Power Solutions, LLC), in accordance with the terms of the MER Acquisition Agreement.

MER Acquisition Agreement: that certain Contribution Agreement dated as of July 9, 2024, among Solaris Oilfield Infrastructure, Inc. (n/k/a Solaris Energy Infrastructure, Inc.), as Acquiror Parent; Solaris Oilfield Infrastructure, LLC (n/k/a Solaris Energy Infrastructure, LLC), as Acquiror; J Turbines, Inc. and KTR Management Company, LLC, together as Contributors; and John A. Johnson and John Tuna, together, as Contributor Owners.

Modification: any amendment, supplement, extension, approval, consent, waiver, change or other modification of a Loan Document, including any waiver of a Default or Event of Default.

Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Agent.

Mortgage: a mortgage, deed of trust or other Lien on Real Estate granted to Agent by an Obligor to secure any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: proceeds (including, when received, any deferred or escrowed payments) received by an Obligor or Subsidiary in cash from a Disposition or issuance of Equity Interests, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) sales, transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to Agent.

Notice of Borrowing: notice by Borrower Agent of a Borrowing, in form reasonably satisfactory to Agent.

Notice of Conversion/Continuation: notice by Borrower Agent for conversion or continuation of a Loan as a Term SOFR Loan, in form reasonably satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Claims and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower and Guarantor.

Ordinary Course of Business: the ordinary course of business of any Obligor or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each LC Document, fee letter, Lien Waiver, Intercreditor Agreement, Related Real Estate Document, Borrower Material, Communication, note, assignment, document, instrument or agreement of any kind (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person (at an Obligor’s direction) to Agent or a Lender in connection with any transaction relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

Overadvance: the amount of Revolver Usage in excess of the Borrowing Base.

Parent: Solaris Energy Infrastructure, Inc.

Pari Passu Term Loan Secured Debt: as defined in Section 10.2.1(j).

Participant: as defined in Section 13.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: with respect to any reference to Payment Conditions:

(a)no Default or Event of Default shall have occurred and be continuing on the date of such transaction or would result after giving effect to such transaction;

(b)either (i) Availability shall be higher than the greater of (A) $12,000,000 and (B) 20% of the Borrowing Base then in effect after giving effect to and at all times during the 30 consecutive day period immediately prior to such transaction on a pro forma basis as if the payment were made at the beginning of such period (provided, that during the period the financial covenant in Section 10.3.3 is in effect, the minimum required amount of Availability under this clause (i) shall instead be $10,000,000 determined on a similar basis) or (ii) both (A) Availability shall be higher than the greater of (x) $9,000,000 and (y) 15% of the Borrowing Base then in effect after giving effect to and at all times during the 30 consecutive day period immediately prior to such transaction on a pro forma basis as if the payment were made at the beginning of such period and (B) the Fixed Charge Coverage Ratio for the most recently ended quarter for which financial statements have been delivered calculated on a pro forma basis shall be greater than 1.00 to 1.00 (whether or not the financial covenant is being tested at such time); and

(c)at least two Business Days (or such shorter period as Agent may agree in its sole discretion) prior to (but in no event more than five Business Days (or such longer period as Agent may agree in its sole discretion) prior to) such transaction, Agent shall have received a certificate of a Senior Officer of Borrower Agent (i) certifying satisfaction of the foregoing conditions concurrently with any such transaction and (ii) setting forth in reasonable detail the pro forma calculations of such Fixed Charge Coverage Ratio and/or Availability (along with evidence supporting such pro forma calculation).

Payment Item: each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: an Acquisition permitted by Section 10.2.16.

Permitted Capped Call Transaction: one or more customary capped call share option(s) (or substantively equivalent derivative transaction(s)) relating to the Equity Interests of Parent (or other securities or property following a merger event or other change of the Equity Interests of Parent) entered into and purchased by Parent in connection with the issuance of any Permitted Convertible Debt Securities and settled in Equity Interests (other than Disqualified Equity Interests) of Parent (or such other securities or property), cash or a combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Equity Interests of Parent or such other securities), and cash in lieu of any fractional share; provided that the purchase of any such Permitted Capped Call Transaction is made in full with the net proceeds received in connection with the issuance of such Permitted Convertible Debt; provided further that the other terms, conditions and covenants of such transaction are customary for transactions of such type (as determined by Parent in good faith).

Permitted Convertible Debt: unsecured Debt of Parent that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of Equity Interests (other than Disqualified Equity Interests) of Parent (or other securities or property following a merger event or other change of the Equity Interests of Parent), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Equity Interests of Parent or such other securities), together with cash in lieu of any fractional share; provided that such Debt shall (a) not require any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date earlier than, ninety (90) days following October 2, 2029, (b) be on terms and conditions customary for Debt of such type, as determined in good faith by Parent and (c) have an all-in yield of no more than 13% (calculated without regard to (A) any interest compounding, (B) any additional or special interest customarily included in the terms of convertible securities of the type as such Debt, (C) the value of any provisions of such Debt providing for conversion in whole or in part to Equity Interests, including any anti-dilution adjustments or “make-whole” increases, and (D) the cost or the value of any Permitted Capped Call Transaction entered into for hedging purposes in connection with such Debt); provided further that (i) a customary noteholder repurchase right pursuant to a “fundamental change” (as such term is customarily used in convertible securities of the type of such Debt), customary acceleration rights after an event of default and customary settlement upon conversion (in Equity Interests of Parent, cash and/or any combination thereof) shall be permitted notwithstanding prong (a) above, and (ii) such “fundamental change” repurchase right, together with a customary issuer provisional redemption right and a customary conditional conversion right shall all be considered customary terms and conditions for the purposes of prong (b) above.

Permitted Discretion: a determination made in good faith, using reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Disposition: a Disposition permitted by Section 10.2.5.

Permitted Encumbrances:

(a)Liens imposed by law for Taxes that are not yet delinquent or are being Properly Contested;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than 30 days or are being Properly Contested;

(c)pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits (including letters of credit) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, commodity, currency or other hedges permitted hereunder and other obligations of a like nature, in each case in the Ordinary Course of Business;

(e)judgment liens in respect of judgments that do not constitute an Event of Default and pre-judgment Liens created by or existing from any litigation or legal proceedings that are being Properly Contested, and which would not, upon becoming Liens securing judgments for the payment of money, constitute an Event of Default;

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on Real Estate imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Obligor or Subsidiary;

(g)Liens in favor of a banking or other financial institution arising as a matter of law or in the Ordinary Course of Business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(h)Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the Ordinary Course of Business;

(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)Liens arising from the filing of precautionary UCC financing statements regarding operating leases or any consignment arrangements;

(k)leases, subleases, licenses, sublicenses granted to others in the Ordinary Course of Business;

(l)any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Loan Documents; and

(m)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes.

Permitted Investments:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (e) above; and

(g)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

Permitted Intercompany Note: unsecured convertible Debt of Infrastructure that is initially incurred to Parent in connection with a substantially contemporaneous issuance by Parent of any Permitted Convertible Debt.

Permitted Lien: as defined in Section 10.2.2.

Permitted Tax Distributions: (i) except as provided in subsection (ii) below with respect to Infrastructure, for any calendar year or portion thereof during which Infrastructure is classified as either a partnership or disregarded entity for U.S. federal income Tax purposes or filing an affiliated, combined, consolidated, unitary or similar Tax return with or that includes any of its direct or indirect shareholders, members or partners, payments and distributions to the shareholders, members or partners of Infrastructure in an amount not to exceed the product of (a) the highest combined marginal federal and applicable state and local income tax rates for individuals or corporations, if higher, residing or doing business in New York, New York (taking into account the character of the taxable income (e.g., long-term capital gain, qualified dividend income, ordinary income, etc.) and the deductibility for individuals (or lack thereof) of state and local income Taxes), multiplied by (b) the total aggregate taxable income of Infrastructure  and its Subsidiaries during the relevant calendar year or portion thereof, calculated without regard to any Tax deductions or basis adjustments arising under Code Section 743 attributable to the assets of Infrastructure  and its Subsidiaries and (ii) for any calendar year or portion thereof during which the Equity Interests of Infrastructure are wholly-owned by Parent, subsection (i) shall not apply to Infrastructure but Infrastructure shall be permitted to make payments and distributions to Parent in an amount not to exceed the product of

(a) the highest combined marginal federal and applicable state and local income tax rates for corporations doing business in New York, New York, and (b) the total aggregate taxable income of Infrastructure and its Subsidiaries with respect to relevant calendar year or portion thereof (determined by assuming, solely for purposes of calculating Permitted Tax Distributions, that Infrastructure and its Subsidiaries are a separate standalone consolidated group of C corporations for U.S. federal income tax purposes) (and without regard to prior losses to the extent that the utilization of such losses results in the amount of a Tax Benefit Payment, as defined in the Tax Receivable Agreement, for the applicable period exceeding the amount otherwise included as Permitted Tax Distributions under this clause (ii)). Notwithstanding the foregoing, payments and distributions to the shareholders, members or partners of Infrastructure in respect of the taxable income of Excluded Subsidiaries shall not constitute “Permitted Tax Distributions” except to the extent that a like amount therefor is received by Obligors in cash from such Excluded Subsidiaries.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.

Plan: any Benefit Plan maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Platform: as defined in Section 14.3.3.

Pledged Collateral: as defined in Section 7.4.

Pledged Debt Securities: as defined in Section 7.4.

Pledged Equity Interests: as defined in Section 7.4.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Commitment by the aggregate outstanding Commitments; or (b) following termination of the Commitments, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate outstanding Loans and LC Obligations or, if all Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Properly Contested: with respect to any obligation of an Obligor or Subsidiary, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s or Subsidiary’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; and (d) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; and (b) Debt (other than the Obligations) incurred within 90 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; provided, that the principal component of such Debt does not exceed the cost of acquiring such fixed assets.

Purchase Money Lien: a Lien permitted under Section 10.2.2(d).

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Qualifying Owners: (i) William A. Zartler, or any company of which he is the manager, managing member or otherwise controls, including Solaris Energy Capital, LLC, (ii) any wife, lineal descendant, legal guardian or other legal representative or estate of the principal member named in clause (i) above; (iii) any trust of which at least one of the trustees is a person described in clauses (i) or (ii) above, (iv) Yorktown Energy Partners X, L.P. and any affiliated funds or investment vehicles managed by Yorktown Partners LLC, (v) J Turbines, Inc. and any affiliated funds or investment vehicles managed by J Turbines, Inc., (vi) KTR Management Company, LLC and any affiliated funds or investment vehicles managed by KTR Management Company, LLC, (vii) any affiliated funds or investment vehicles managed by any of the persons described in clauses (iv), (v) or (vi) above, and (viii) any general partner, managing member, principal or managing director of any of the persons described in clause (vii) above.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reimbursement Date: as defined in Section 2.2.2.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to Agent and received by Agent for review: (a) at least 45 days prior to the effective date of the Mortgage, all information requested by Agent for due diligence pursuant to Flood Laws; and (b) at least 15 days (or such shorter period as Agent shall permit in its sole discretion) prior to the effective date of the Mortgage: (i) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, by an insurer acceptable to Agent, which must be fully paid on such effective date; (ii) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (iii) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (iv) a life-of-loan flood hazard determination and, if any Real Estate is located in a special flood hazard zone, flood insurance documentation and coverage reasonably satisfactory to Agent; (v) a current appraisal of the Real Estate, prepared by an appraiser engaged by Agent, and in form and substance reasonably satisfactory to Agent; (vi) an environmental assessment, prepared by environmental engineers acceptable to Agent, an environmental indemnity agreement if appropriate, and such other reports, certificates, studies or data as Agent may reasonably require; and (vii) such other information, documents, instruments or agreements as Agent may reasonably request.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve equal to not more than three months’ rent and other charges that would reasonably be expected to be payable to any such Person, unless it has executed a reasonably satisfactory Lien Waiver.

Rental Receivables: all obligations and payments owing from Obligors’ customers for the use, rental, lease or license of Services Equipment.

Report: as defined in Section 12.2.3.

Reportable Event: any event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

Reporting Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of $9,000,000 or 15% of the Borrowing Base; and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has been more than or equal to the greater of $9,000,000 and 15% of the Borrowing Base at all times (provided that, if a Reporting Trigger Period has commenced, Agent shall receive at least one set of monthly financial statements under Section 10.1.1(c)).

Required Lenders: two or more unaffiliated Lenders holding more than 50% of (a) the aggregate outstanding Commitments; or (b) after termination of the Commitments, the aggregate outstanding Loans and LC Obligations or, upon Full Payment of all Loans and LC Obligations, the aggregate remaining Obligations; provided, that (i) Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender (including in its capacity as Issuing Bank) that funded the applicable Loan or issued the applicable Letter of Credit and (ii) in the event there is only one Lender at any time, such Lender shall constitute Required Lenders.

Rescindable Amount: as defined in Section 4.1.3(c).

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Account: as defined in the Intercreditor Agreement.

Restricted Payment: any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Obligor or Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in any Obligor or Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any Obligor or Subsidiary.  The term “Restricted Payments” as used herein shall include management fees paid to any Person owning any Equity Interests in and to any Obligor or Subsidiary (other than cost reimbursement arrangements), Permitted Tax Distributions and any payments or distributions in respect of a Tax Receivable Agreement.

Revolver Usage: the aggregate amount of outstanding LC Obligations (net of Cash Collateral posted with respect to the Stated Amount of Letters of Credit) and Loans.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor acceptable to Agent.

Sanction: a sanction administered or enforced by the U.S. government, UN Security Council, European Union, U.K. government or other applicable sanctions authority, including restrictions imposed with respect to the specially designated nationals list maintained by the U.S. Treasury Office of Foreign Assets Control (OFAC).

Scheduled Unavailability Date: as defined in Section 3.6.2.

SEC: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

Second Amendment: that certain Second Amendment to Loan, Security and Guaranty Agreement, dated as of the Second Amendment Effective Date, by and among Lenders, Obligors and Agent.

Second Amendment Effective Date: April 28, 2025.

Second Amendment Incremental Financing: collectively and as applicable, (i) an issuance of unsecured Subordinated Debt (including in the form of a Permitted Intercompany Note) by Infrastructure consummated subsequent to the Second Amendment Effective Date, (ii) an issuance of Equity Interests (other than Disqualified Equity Interests) by Parent consummated subsequent to the Second Amendment Effective Date or (iii) any combination of any or all of the foregoing.

Second Amendment Specified Purchase Orders: those certain purchase orders identified on Schedule I to the Second Amendment.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by an Obligor or Subsidiary of an Obligor to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance reasonably satisfactory to Agent, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Securities Account Control Agreement: a control agreement reasonably satisfactory to Agent executed by an institution maintaining a Securities Account for an Obligor, to perfect Agent’s Lien on such account (subject to the Intercreditor Agreement).

Security Documents: the Guaranties, Mortgages, Deposit Account Control Agreements, Securities Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of the applicable Obligor.

Services Equipment: goods consisting of (a) materials handling equipment, sand loading systems, proppant management tanks, fluids management tanks, power generators and mobile power units that have been acquired or manufactured or otherwise assembled by an Obligor and held for use in providing services to customers or lease to customers, (b) vehicles or trailers, and (c) all accessions to the foregoing, in each case, excluding Spare Parts prior to attachment thereto.

Settlement Report: a report summarizing Loans and participations in LC Obligations outstanding as of a settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

SOFR: the secured overnight financing rate as administered by FRBNY (or a successor administrator).

SOFR Adjustment: 0.10%.

Solvent: as to any Person, such Person (a) owns Property whose fair value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair value is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay its debts as they mature in the ordinary course of business; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it intends to engage; and (e) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates . The amount of contingent and unmatured liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Spare Parts:  parts, components, units, machinery, materials, tools or other work-in-process that are held by an Obligor for use or consumption in such Person’s business (including in its manufacturing business), including, without limitation, any of the following items: pumps, blenders, data systems, valves, racks, engines, motors, cooling systems, radiators, transmissions, tanks, reservoirs, filters, pipes, driveshafts, drivelines, hoses, batteries, fuel tanks, clamps, couplings, converters, lube systems, fire suppression systems, hydraulic kits, hydration units, gearboxes, gaskets, fans, sensors, cables, packing materials, coils, lamps, augers, sleeves, pulleys, seals, ratchets, fluid ends, seats, fasteners, anchors, lights, alternators, clutches, trailers, covers, but excluding, in the case of each of the foregoing, any such items that, as a result of the manufacture or assembly thereof, constitute Services Equipment, or that are physically attached to any Services Equipment.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Subordinated Debt: Debt incurred by an Obligor that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subordinated Debt Documents: any indenture or note or other instrument under which any Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing any Subordinated Debt or providing for any Guarantee or other right in respect thereof.

Subsidiary: with respect to any Person, any entity at least 50% of whose voting securities or Equity Interests is owned by such Person (including indirect ownership through other entities in which such Person directly or indirectly owns 50% of the voting securities or Equity Interests) or is otherwise consolidated with such Person under GAAP; provided that an Excluded Subsidiary shall not constitute a “Subsidiary” under the terms of this Agreement or any other Loan Document (other than for purposes of Section 9.1.19 and the second sentence of Section 10.1.10).

Successor Rate: as defined in Section 3.6.2.

Swap: as defined in §1a(47) of the Commodity Exchange Act. For the avoidance of doubt, the definition of “Swap” shall not include any Permitted Capped Call Transaction.

Swap Obligations: obligations under an agreement relating to a Swap.

Swap Termination Value: in respect of any one or more Swaps, after taking into account the effect of any legally enforceable netting agreement relating to such Swaps, (a) for any date on or after the date such Swaps have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swaps, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer which is a party to such Swap.

Swingline Loan: any Borrowing of Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Tax Receivable Agreement: the Tax Receivable Agreement dated as of May 17, 2017 by and among Parent and the other parties thereto and any similar agreement entered into by Parent after the date hereof.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed, administered, assessed or collected by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan Administrative Agent: Banco Santander, S.A. New York Branch, in its capacity as administrative agent for the Term Loan Lenders together with any successor agent therefor.

Term Loan Agreement: that certain Senior Secured Term Loan Agreement dated as of September 11, 2024 among Borrowers, as obligors, Term Loan Lenders, Term Loan Administrative Agent and Term Loan Collateral Agent, as amended, supplemented or otherwise modified from time to time (subject to the Intercreditor Agreement).

Term Loan Collateral Agent: Silver Point Finance, LLC, in its capacity as collateral agent for the Term Loan Lenders together with any successor agent therefor.

Term Loan Debt: as defined in Section 10.2.1(b).

Term Loan Documents: the “Loan Documents” under (and as defined in) the Term Loan Agreement.

Term Loan Lenders: the “Lenders” under (and as defined in) the Term Loan Agreement.

Term Loan Priority Collateral: as defined in the Intercreditor Agreement.

Term SOFR: (a) for any Interest Period relating to a Loan (other than a Base Rate Loan), the rate  per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, provided that if such rate is not published prior to 11:00 a.m. Eastern time on such determination date, then the Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating to a Base Rate Loan on any day, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. Eastern time on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term; provided, that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator reasonably satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

Termination Date: the earliest of (a) October 2, 2029; (b) the date that is 91 days prior to the earliest maturity date of any portion of the Term Loan Debt or any Debt incurred under Sections 10.2.1(j), (k) or (m); or (c) any date on which the aggregate Commitments terminate hereunder.

Third Amendment Effective Date: October 6, 2025.

Third Amendment Incremental Financing: an issuance of unsecured Subordinated Debt (including in the form of a Permitted Intercompany Note) by Infrastructure consummated on or about or subsequent to the Third Amendment Effective Date (but no later than October 31, 2025) in connection with an issuance of Permitted Convertible Debt by Parent, the net proceeds of which (excluding, for the avoidance of doubt, any premiums due for the Permitted Capped Call Transactions entered into in connection with such Permitted Convertible Debt) are contributed or lent to Infrastructure on or about the closing date(s) of such issuance.

Total Leverage Ratio: as of any testing day, the ratio of (a) Debt (including Subordinated Debt) as of such date minus the Cash Adjustment as of such date to (b) (i) for the fiscal quarters ending on or prior to June 30, 2026, Annualized EBITDA and (ii) for each fiscal quarter thereafter, EBITDA for the 12 months then ended, determined in each case on a consolidated basis for all of the Obligors.

Transactions: (a) the execution, delivery and performance by Parent and each Obligor of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder; (b) the execution, delivery and performance by Parent and each Obligor of each other document and instrument required to satisfy the conditions precedent to the initial Loan hereunder; and (c) the MER Acquisition.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when used in reference to a Lien for which the laws of another jurisdiction govern perfection or enforcement, the Uniform Commercial Code of such other jurisdiction, as applicable.

UK Financial Institution: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unused Line Fee Rate: a per annum rate equal to (a) 0.375%, if average daily Revolver Usage was less than 50% of the Commitments during the preceding calendar month, or (b) 0.25%, if average daily Revolver Usage was 50% or more of the Commitments during such month.

U.S. Government Securities Business Day: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

U.S. Person: “United States person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Wholly-Owned: with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by an Obligor and/or one or more of its Wholly-Owned Subsidiaries.

Withholding Agent:  the Borrowers, the Guarantors and the Agent.

Write-Down and Conversion Powers: (a) the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Accounting Terms
. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Obligors delivered to Agent before the Closing Date and using the same inventory valuation method and lease accounting treatment as used in such financial statements; provided, that Obligors may adopt a change required or permitted by GAAP after the Closing Date as long as Obligors’ certified public accountants concur in such change, it is disclosed to Agent and the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to address the change. Upon request by Agent or Required Lenders, Borrowers’ financial statements and Borrower Materials shall set forth a reconciliation between calculations made before and after giving effect to any change in GAAP. In addition, all accounting terms shall be interpreted, all accounting determinations shall be made and all financial statements shall be prepared without giving effect to any election under FASB Accounting Standards Codification Topic 825, Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Debt at “fair value”, as defined therein.

1.3Uniform Commercial Code
. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible,” “Securities Account” and “Supporting Obligation.”
1.4Certain Matters of Construction
. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” mean “including, without limitation”, “or” includes “and/or”, and the rule of ejusdem generis does not apply. Section titles appear as a matter of convenience only and will not affect the interpretation of a Loan Document. Reference to any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents and except as otherwise specified herein); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; or (f) unless otherwise set forth herein, discretion or satisfaction of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person exercised from time to time. Any references to Value, Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and any determination (including calculation of Borrowing Base and financial covenants) made from time to time by Obligors under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable). References herein to the consolidated financial results of Parent, Obligors or Borrowers and Subsidiaries shall not include the financial results of any Excluded Subsidiary unless explicitly stated otherwise (including, without limitation, pursuant to clause (d) of the definition of EBITDA), provided that certain reporting delivered under Section 10.1.1(a) through (c) may include the results of Excluded Subsidiaries if the consolidating and other information is also provided in compliance with such Section.

1.5Division
. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division, or an allocation of assets to a series of any such entity (or the unwinding of a Division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer or similar term, as applicable, to, of or with a separate Person. Any Division of Person shall constitute a separate Person hereunder.

Section 2.CREDIT FACILITIES.

2.1Loan Commitments
2.1.1Commitments. Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein (including Section 6), to make Loans to Borrowers from time to time through the Termination Date. The Loans may be repaid and reborrowed from time to time as provided herein. In no event shall Lenders have any obligation to honor a request for a Loan if Revolver Usage at such time plus the requested Borrowing would exceed the Borrowing Base.
2.1.2Notes. Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Loans.
2.1.3Use of Proceeds. The proceeds of Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any Margin Stock or for any related purpose as governed by any regulation (including Regulation U) of the Federal Reserve Board of Governors; (ii) to fund any activities of or business with any Person, or in any country or territory, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; or (iii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law or other Applicable Law by any Person (including any Secured Party or other individual or entity participating in any transaction).
2.1.4Voluntary Reduction or Termination. Upon at least 10 days prior written notice to Agent at any time, Borrowers may terminate or reduce the Commitments. Each reduction shall be specified in the notice, in a minimum amount of $5,000,000 (plus any increment of $1,000,000), and applied ratably to all Commitments. A notice of termination or reduction by Borrowers is irrevocable; provided, that a notice of termination in full may state that such notice is conditional upon the effectiveness of another credit facility, in which case such notice may be revoked or modified by Borrower Agent by notice to Agent on or prior to the specified effective date if such condition is not satisfied.
2.1.5Overadvances. Any Overadvance shall be repaid by Borrowers within one Business Day, and constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. Agent may require Lenders to fund Base Rate Loans that cause or constitute an Overadvance and to forbear from requiring Borrowers to cure an Overadvance, as long as the total Overadvance does not exceed $7,500,000 and does not continue for more than 30 consecutive days without the consent of Required Lenders. In no event shall Loans be required that would cause Revolver Usage to exceed the aggregate Commitments. No funding or sufferance of an Overadvance shall constitute a waiver by Agent or Lenders of any Event of Default caused thereby if unpaid. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
2.1.6Protective Advances. Agent shall be authorized, in its discretion, at any time that any condition in Section 6 is not satisfied, to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount of $7,500,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance payment of Obligations, as long as such Loans do not cause Revolver Usage to exceed the aggregate Commitments; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Each Lender hereby purchases an undivided Pro Rata participation in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. No funding of a Protective Advance shall constitute a waiver by Agent or Lenders of any Event of Default relating thereto. No Obligor shall be a beneficiary of this Section nor authorized to enforce any of its terms.
2.1.7Increase in Commitments. Borrowers may request an increase in Commitments from time to time upon not less than 30 days’ notice to Agent, as long as (a) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Commitments, except for a closing fee specified by Borrowers, (b) total increases under this Section do not exceed $50,000,000 and no more than three increases are made, and (c) the requested increase does not cause the Commitments to exceed any applicable cap under any intercreditor or subordination agreement (including the Intercreditor Agreement). Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Commitment. No Lender is obligated to provide any increase, and any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Commitments among committing Lenders and, if necessary, Eligible Assignees. Total Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided the conditions set forth in Section 6.2 are satisfied at such time. Agent, Obligors, and the new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Commitments and Obligors shall pay any reasonable and documented out-of-pocket fees and expenses incurred in connection therewith. On the effective date of an increase, the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of Commitments.
2.2Letter of Credit Facility.
2.2.1Issuance of Letters of Credit. Issuing Bank shall issue Letters of Credit from time to time until 20 Business Days prior to the Termination Date, on the terms set forth herein, including the following:

(a)Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements reasonably satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions. Letters of Credit may not extend beyond the scheduled Termination Date unless Cash Collateralized to the reasonable satisfaction of Agent, and Issuing Bank shall be entitled to issue notices of non-renewal to the beneficiaries thereof with respect to any Letter of Credit with automatic renewal provisions.

(b)Letters of Credit may be requested by a Borrower to support obligations incurred by Obligors in the Ordinary Course of Business, or as otherwise approved by Agent. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, but Issuing Bank may require a new LC Application in its discretion.

(c)Borrowers assume all risks of beneficiaries’ acts, omissions or misuses of Letters of Credit. None of Agent, Issuing Bank or Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial, incomplete or failed shipment of any goods referred to in a Letter of Credit or Documents; deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; breach of contract between a shipper or vendor and an Obligor; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in translation or interpretation of technical terms; misapplication by a beneficiary of a Letter of Credit or proceeds thereof; or consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. Issuing Bank shall be fully subrogated to all rights and remedies of a beneficiary whose claims are discharged through a Letter of Credit.

(d)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or other Communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act (and shall be fully protected in any action taken in good faith reliance) upon any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2Reimbursement; Participations.

(a)If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on (i) the Business Day that the Borrower Agent receives notice of such payment under a Letter of Credit, if such notice is received prior to 9:00 a.m., on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Agent receives such notice, if such notice is received after 9:00 a.m. (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time. Issuing Bank is issuing Letters of Credit in reliance upon this participation. If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession.

(c)The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made as provided in this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; a draft, certificate or other document presented under a Letter of Credit being determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; waiver by Issuing Bank of a requirement that exists for its protection (and not an Obligor’s protection) or that does not materially prejudice an Obligor; honor of an electronic demand for payment even if a draft is required; payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that an Obligor may have with respect to any Obligations. Issuing Bank does not assume responsibility for any failure or delay in performance or any breach by any Obligor or other Person of any obligations under any LC Documents. Issuing Bank does not make any express or implied warranty, representation or guaranty to Lenders with respect to any Letter of Credit, Collateral, LC Document or Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)No Indemnitee shall be liable to any Obligor, Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of such Indemnitee’s gross negligence or willful misconduct. Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.2.3Cash Collateral. At Agent’s or Issuing Bank’s request, Obligors shall Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender; and (b) all outstanding Letters of Credit if an Event of Default exists, the Termination Date is scheduled to occur within 20 Business Days or the Termination Date occurs. If Obligors fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Loans, the amount of Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4Resignation of Issuing Bank. Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank.

Section 3.INTEREST, FEES AND CHARGES

3.1Interest
3.1.1Rates and Payment of Interest.

(a)The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Term SOFR Loan, at Term SOFR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (other than Letter of Credit fees, but including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans.

(b)During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable within 10 days of demand.

(c)Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, as applicable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Loans is due and payable in arrears (i) on each Interest Payment Date; (ii) concurrently with prepayment of any Loan, with respect to the principal amount being prepaid; and (iii) on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the applicable agreements or, if no payment date is specified, within 10 days of demand.

3.1.2Application of Term SOFR to Outstanding Loans.

(a)Borrowers may elect to convert any portion of Base Rate Loans to, or to continue any Term SOFR Loan at the end of its Interest Period as, a Term SOFR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Term SOFR Loan.

(b)Borrower Agent shall give Agent a Notice of Conversion/Continuation by 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation is irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a Term SOFR Loan, Borrowers have failed to deliver a Notice of Conversion/Continuation, the Loan shall convert to a Base Rate Loan. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  Agent may select information source(s) in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s).

3.1.3Interest Periods. Borrowers shall select an interest period (“Interest Period”) of one, three or six months (in each case, subject to availability) to apply to each Term SOFR Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Term SOFR Loan, and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month’s last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Termination Date.
3.2Fees.
3.2.1Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Commitments exceed the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Termination Date.
3.2.2LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for Term SOFR Loans times the average daily Stated Amount of Letters of Credit, payable in arrears on the first day of each month; (b) to Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, payable in arrears on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, payable as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.
3.2.3Fee Letters. Borrowers shall pay all fees set forth in any fee letter executed in connection with this Agreement.
3.3Computation of Interest, Fees, Yield Protection
. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be computed for actual days elapsed, based on a year of 365 or 366 days, as applicable. All other interest, as well as fees and other charges calculated on a per annum basis, shall be computed for actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fee, interest rate or amounts payable hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8 that is submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4Reimbursement Obligations
. Obligors shall pay all Claims incurred and paid or payable by any Indemnitee promptly upon written request therefor. Obligors shall also reimburse Agent for all reasonable and documented legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to Section 10.1.9(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Obligors by Agent’s professionals at their then applicable hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to any other transaction. Obligors acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. If, for any reason (including inaccurate information in Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Obligors under this Section shall be due within 10 days of demand.
3.5Illegality
. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain, issue, fund or commit to, participate in, or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest or fees based on SOFR or Term SOFR, then, on notice thereof by such Lender to Agent, (a) any obligation of such Lender to perform such obligations, to make, maintain, issue, fund, commit to or participate in the Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as Term SOFR Loans, shall be suspended and Borrowers shall make such appropriate accommodations regarding affected Letters of Credit as Agent or such Lender may reasonably request, as applicable, (b) if such notice asserts the illegality of such Lender to make or maintain Base Rate Loans whose interest rate is determined by reference to Term SOFR, the interest rate applicable to such Lender’s Base Rate Loans shall, as necessary to avoid such illegality, be determined by Agent without reference to the Term SOFR component of Base Rate, in each case until such Lender notifies Agent that the circumstances giving rise to Lender’s determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or convert Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if such Lender cannot so maintain the Loan. Upon any prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.6Inability to Determine Rates
3.6.1Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) Agent or Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrowers and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (II) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.
3.6.2Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:

(a)adequate and reasonable means do not exist for ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator reasonably satisfactory to Agent that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, “Scheduled Unavailability Date”);

then, on a date and time determined by Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, any Loan Document (“Successor Rate”).  If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (x) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the

United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the United States. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for all purposes of the Loan Documents.

3.7Increased Costs; Capital Adequacy
3.7.1Increased Costs Generally. If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank;

(b)subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or its Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2Capital Requirements. If a Lender or Issuing Bank determines that a Change in Law affecting it or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitment, Loans, Letters of Credit or participations in LC Obligations or Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.
3.8Mitigation
. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate or assign its obligations hereunder to a different Lending Office, if, in the judgment of such Lender, such designation or assignment would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, would not subject the Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
3.9Funding Losses
. If for any reason (a) any Borrowing, conversion or continuation of a Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a Loan occurs on a day other than the end of its Interest Period or tenor, (c) Borrowers fail to repay a Loan when required, or (d) a Lender (other than a Defaulting Lender) is required to assign a Loan prior to the end of its Interest Period or tenor pursuant to Section 13.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding.
3.10Maximum Interest
. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread (in equal or unequal parts) the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 4.LOAN ADMINISTRATION.

4.1Manner of Borrowing and Funding Loans
4.1.1Notice of Borrowing.

(a)To request Loans, Borrower Agent shall deliver a Notice of Borrowing to Agent by (i) 11:00 a.m. on the requested funding date, in the case of Base Rate Loans (other than Swingline Loans), (ii) 11:00 a.m. at least two Business Days prior to the requested funding date, in the case of Term SOFR Loans and (iii) 11:00 a.m. on the requested funding date, in the case of Swingline Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing is irrevocable and must specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or Term SOFR Loan, and (D) in the case of a Term SOFR Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).

(b)Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including any Swingline Loan, Overadvance, Protective Advance, Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any operating, investment or other account of an Obligor maintained with Agent or any of its Affiliates.

(c)If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2Funding by Lenders. Except for Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Loan or by 3:00 p.m. two Business Days before a proposed funding of a Term SOFR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower Agent and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.
4.1.3Swingline Loans; Settlement; Rescindable Amounts.

(a)To fulfill any request for a Base Rate Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $7,500,000. Swingline Loans shall constitute Loans for all purposes, except that payments thereon shall be made to Agent for its own account until settled with or funded by Lenders hereunder. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time.

(b)Settlement of Loans, including Swingline Loans and Protective Advances, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply any payment received from an Obligor to Swingline Loans and Protective Advances, regardless of any designation by any Obligor or anything herein to the contrary. If any Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or otherwise, each Lender shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Interest on a Loan shall be payable in favor of a Lender from the later of the date the Loan is advanced to Borrowers or the Lender funds the Loan (or participation therein). No Obligor or Secured Party shall be entitled to credit for interest paid by a Secured Party to Agent pursuant to Section 4.1.3(c) or Section 12.10.2, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

(c)Unless Agent receives notice from Borrowers prior to the date on which a payment is due to Agent for the account of Lenders or Issuing Bank hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to Lenders or Issuing Bank, as applicable, the amount due. With respect to any payment that Agent makes for the account of Lenders or Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a “Rescindable Amount”): (1) Borrowers have not in fact made such payment, (2) Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each Lender or Issuing Bank, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender or Issuing Bank, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to Issuing Bank, any Lender or any Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

4.1.4Notices. If Borrowers request, convert or continue Loans, select interest rates or transfer funds based on telephonic or electronic instructions to Agent, Borrowers shall confirm the request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Agent and Lenders are not liable for any loss suffered by a Borrower as a result of Agent or a Lender acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on a Borrower’s behalf.
4.1.5Conforming Changes. Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR or any Successor Rate.  Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Borrower Agent reasonably promptly after it becomes effective.
4.2Defaulting Lender
. Notwithstanding anything herein to the contrary:
4.2.1Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).
4.2.2Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.
4.2.3Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Term SOFR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.
4.3Number and Amount of Term SOFR Loans; Determination of Rate
. Each Borrowing of Term SOFR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $100,000 in excess thereof. No more than five Borrowings of Term SOFR Loans may be outstanding at any time, and all Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated and considered one Borrowing. Upon determining Term SOFR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.
4.4Borrower Agent
. Each Borrower hereby designates Infrastructure (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of Communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon any Communication (including any notice of borrowing) delivered by or to Borrower Agent on behalf of any Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Obligor agrees that any Communication, delivery, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Obligor.
4.5One Obligation
. The Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers, jointly and severally, and are secured by Agent’s Lien on all Collateral; provided, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.
4.6Effect of Termination
. On the effective date of the termination of all Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Obligors contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case reasonably satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 3.4, 3.6, 3.7, 3.9, 4.1.3(c), 5.4, 5.8, 5.9, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive any assignment by Agent, Issuing Bank or any

Lender of rights or obligations hereunder, termination of any Commitment, and any repayment, satisfaction, discharge or Full Payment of any Obligations.

Section 5.PAYMENTS

5.1General Payment Provisions
. Except as provided in Section 5.8, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Term SOFR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Sections 3.1.1(c) and 3.9. Agent shall apply all payments and proceeds of Collateral against the Obligations as and to the extent provided in this Agreement, but whenever possible (provided no Default or Event of Default exists) any payment shall be applied to Base Rate Loans before Term SOFR Loans.
5.2Repayment of Loans
. The Borrowers may repay the Loans from time to time, without penalty or premium (subject to Section 3.9), pursuant to a notice of prepayment (in form reasonably satisfactory to Agent), delivered to Agent concurrently with prepayment of a Swingline Loan and at least one Business Day prior to prepayment of other Base Rate Loans or two Business Days prior to repayment of Term SOFR Loans; provided, that no such notice shall be required for payments applied pursuant to Section 5.6. Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder, and any Overadvance or Protective Advance shall be due and payable as provided in Sections 2.1.5 and 2.1.6. If a Disposition (other than pursuant to clauses (a), (c), (f), (g), (h) or (i) of Section 10.2.5) includes Accounts, Payment Intangibles or Inventory, Obligors shall apply Net Proceeds to repay Loans equal to the greater of (a) the net book value (or fair market value, if higher) of such Accounts, Payment Intangibles and Inventory, or (b) the reduction in Borrowing Base resulting from the disposition.
5.3Payment of Other Obligations
. Obligations other than Loans, including LC Obligations and Claims, shall be paid by Obligors as provided in the Loan Documents or, if no payment date is specified, within 10 days of demand.
5.4Marshaling; Payments Set Aside
. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Obligors is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.
5.5Application and Allocation of Payments
5.5.1Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to other Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion. If funds received by or available to Agent under clause (b) are insufficient to pay fully all Obligations then due and owing, such funds shall be applied (i) ratably to pay interest and fees until paid in full, and then (ii) ratably to pay unreimbursed draws under Letters of Credit and Loan principal then due and owing.
5.5.2Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary but subject to the Intercreditor Agreement, during an Event of Default under Section 11.1(j), or during any other Event of Default at the discretion of Agent or Required Lenders, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)second, to all other amounts owing to Agent, including Swingline Loans, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c)third, to all amounts owing to Issuing Bank;

(d)fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e)fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f)sixth, to Cash Collateralize all LC Obligations;

(g)seventh, to all Loans, and to Secured Bank Product Obligations constituting Swap Obligations (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h)eighth, to all other Secured Bank Product Obligations; and

(i)last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero. The allocations in this Section are solely to determine the priorities among Secured Parties and may be changed by agreement of affected Secured Parties without the consent of any Obligor. This Section 5.5.2 is not for the benefit of or enforceable by any Obligor, and no Obligor has any right to direct the application of payments or Collateral proceeds subject to this Section.

5.5.3Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).
5.6Dominion Account
. The ledger balance in the Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.7Account Stated
. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries in a loan account shall be presumptive evidence of the information contained therein. If information in a loan account is provided to or inspected by or on behalf of a Borrower, the information shall be conclusive and binding on Borrowers for all purposes absent manifest error, except to the extent Borrower Agent notifies Agent in writing within 30 days of specific information subject to dispute.
5.8Taxes.
5.8.1Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by the applicable Withholding Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9. For purposes of Sections 5.8 and 5.9, “Applicable Law” shall include FATCA and “Lender” shall include Issuing Bank.

(b)If any the Withholding Agent withholds or deducts Taxes, including backup withholding and withholding taxes, from any payment pursuant to Section 5.8.1(a), then (i) the applicable Withholding Agent shall pay the full amount that it withheld or deducted to the relevant Governmental Authority pursuant to Applicable Law, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2Payment of Other Taxes. Without limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.
5.8.3Tax Indemnification.

(a)Each Obligor shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall make payment within 10 days after written demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Obligors have not already paid or reimbursed Agent therefor and without limiting Obligors’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent or Borrower Agent shall be conclusive absent manifest error.

5.8.4Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.
5.8.5Treatment of Certain Refunds. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Obligors or with respect to which an Obligor paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrower Agent (but only to the extent of indemnity payments or additional amounts actually paid by Obligors with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Obligors shall, upon request by the Recipient, repay to the Recipient such amount paid over to Obligors (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Obligors if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.
5.9Lender Tax Information.
5.9.1Status of Lenders. Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower Agent and Agent properly completed and executed documentation reasonably requested by Borrower Agent or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Agent to enable them to determine whether such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b), (d) and (e)) shall not be required if a Recipient reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.
5.9.2Documentation. Without limiting the foregoing,

(a)Any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed copies of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN or W-8BENE; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BENE, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made;

(d)if payment of an Obligation to a Recipient would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Recipient shall deliver to Borrower Agent and Agent, at the time(s) prescribed by Applicable Law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof; and

(e)On or before the date that Bank of America (and any successor or replacement Agent) becomes the Agent hereunder, it shall deliver to the Borrower Agent a duly executed copy of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrowers to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account).

5.9.3Redelivery of Documentation. If any form or certification previously delivered by a Recipient pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Recipient shall promptly update the form or certification or notify Borrower Agent and Agent in writing of its inability to do so.
5.10Nature and Extent of Each Obligor’s Liability.
5.10.1Joint and Several Liability. Each Obligor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and the other Secured Parties the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Obligor agrees that its guaranty of the Obligations hereunder constitutes a continuing guaranty of payment and performance and not of collection, that such guaranty shall not be discharged until Full Payment of the Obligations, and that such guaranty is absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any other Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action or inaction by Agent or any other Secured Party in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any other Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any other Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.
5.10.2Waivers.

(a)Each Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or any other Secured Party to marshal assets or to proceed against any other Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. Each Obligor waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is an Obligor. It is agreed among each Obligor, Agent and the other Secured Parties that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and the other Secured Parties would decline to make Loans and issue Letters of Credit. Each Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)Agent and the other Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any other Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Obligor or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Obligor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Obligor might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any other Secured Party to seek a deficiency judgment against any Obligor shall not impair any other Obligor’s obligation to pay the full amount of the Obligations. Each Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Obligor’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any other Secured Party might otherwise be entitled but for such bidding at any such sale.

5.10.3Extent of Liability; Contribution.

(a)Notwithstanding anything herein to the contrary, each Obligor’s liability under this Section shall not exceed the greater of (i) all amounts for which such Obligor is primarily liable, as described in clause (c) below, or (ii) such Obligor’s Allocable Amount.

(b)If any Obligor makes a payment under this Section of any Obligations (other than amounts for which such Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Obligor’s Allocable Amount bore to the total Allocable Amounts of all Obligors, then such Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Obligor for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Obligor shall be the maximum amount that could then be recovered from such Obligor under this Section without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)This Section shall not limit the liability of any Obligor to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Obligor), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Obligor shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(d)Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10.3 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section 5.10.3 shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section 5.10.3 to constitute, and this Section 5.10.3 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.10.4Joint Enterprise. Each Obligor has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Obligors’ business most efficiently and economically. Obligors’ business is a mutual and collective enterprise, and the successful operation of each Obligor is dependent upon the successful performance of the integrated group. Obligors believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Obligors acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Obligors and at Obligors’ request.
5.10.5Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

Section 6.CONDITIONS PRECEDENT.

6.1Conditions Precedent to Initial Loans
. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto.

(b)Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)Agent shall have received Deposit Account Control Agreements for all Deposit Accounts (other than Excluded Accounts), in form and substance reasonably satisfactory to Agent.

(d)Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of Borrower Agent certifying that, after giving effect to the Transactions to occur on the Closing Date, (i) the Obligors and their Subsidiaries, on a consolidated basis, are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) attached to such certificate are true, accurate and complete copies of the Term Loan Agreement, the Security Agreement (as defined in the Term Loan Agreement) and the Pledge Agreement (as defined in the Term Loan Agreement).

(e)Agent shall have received a certificate of a duly authorized officer of each Obligor and Parent, certifying (i) that attached copies of such Obligor’s and Parent’s, as applicable, Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery by Parent and the Obligors of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor or Parent, as applicable, in writing.

(f)Agent shall have received a written opinion of Norton Rose Fulbright US LLP, in form and substance reasonably satisfactory to Agent.

(g)Agent shall have received copies of the charter documents of each Obligor and Parent, certified by the Secretary of State or other appropriate official of such Obligor’s or Parent’s, as applicable, jurisdiction of organization as of a recent date. Agent shall have received good standing certificates as of a recent date for each Obligor and Parent, issued by the Secretary of State or other appropriate official of such Obligor’s or Parent’s, as applicable, jurisdiction of organization.

(h)[Reserved]

(i)Agent shall have received copies of certificates of insurance for the insurance policies carried by Obligors together with additional insured and lenders’ loss payable endorsements for liability and property policies, as applicable, all in compliance with the Loan Documents.

(j)Each Obligor and Parent shall have provided, in form and substance reasonably satisfactory to Agent and each Lender, all documentation and other information as Agent or any Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation. If any Obligor or Parent qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Agent and Lenders in relation to such Obligor or Parent, as applicable.

(k)[Reserved]

(l)Obligors shall have paid all fees and expenses required to be paid to Agent and Lenders on the Closing Date, including fees and expenses of counsel and other advisors and under any fee letter to which such Obligor is a party.

(m)Agent shall have received a Borrowing Base Report as of August 31, 2024. Upon giving effect to the Transactions to occur on the Closing Date, (i) Availability shall be at least $10,000,000 and (ii) no Loans shall be outstanding.

(n)[Reserved]

(o)[Reserved]

(p)Term Loan Collateral Agent shall have entered into the Intercreditor Agreement with Agent, which Intercreditor Agreement shall be in form and substance reasonably satisfactory to Agent.

6.2Conditions Precedent to All Credit Extensions
. Agent, Issuing Bank and Lenders shall not be required to make any credit extension hereunder (including funding a Loan, arranging a Letter of Credit, or granting any other accommodation to or for the benefit of any Obligor), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a)no Default or Event of Default exists or would result therefrom;

(b)the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifications therein) (except for representations and warranties that expressly apply only on an earlier date, which shall be true and correct as of such date);

(c)Availability exists therefor; and

(d)with respect to a Letter of Credit issuance, all LC Conditions are satisfied.

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Obligors that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Agent may request any other information, certification, document, instrument or agreement as it deems appropriate, including that the Obligations and Liens are permitted under the documentation for other Debt.

Section 7.COLLATERAL.

7.1Grant of Security Interest
. To secure the prompt payment and performance of the Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien on all personal Property of such Obligor, including the following, whether now owned or hereafter acquired, and wherever located:

(a)all Accounts and all Payment Intangibles, including all Rental Receivables;

(b)all Chattel Paper, including electronic chattel paper;

(c)all Commercial Tort Claims, including those shown on Schedule 7.1;

(d)all Deposit Accounts and Securities Accounts;

(e)all Documents;

(f)all General Intangibles (including Intellectual Property) and all business interruption insurance;

(g)all Goods, including Inventory, Equipment and fixtures;

(h)all Instruments;

(i)all Investment Property;

(j)all Letter-of-Credit Rights;

(k)all Supporting Obligations;

(l)all monies, whether or not in the possession or under the control of Agent, including any Cash Collateral;

(m)all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

To the extent that any of the above-described Property is not subject to the UCC, each Obligor hereby pledges and collaterally assigns all of such Obligor’s right, title, and interest in and to such Property, whether now owned or hereafter acquired, to Agent for the benefit of the Secured Parties to secure the payment and performance of the Obligations to the full extent that such a pledge and collateral assignment is possible under relevant law.

Notwithstanding the foregoing, Collateral shall not include any Excluded Property; provided that Excluded Property shall not include any proceeds, products, substitutions or replacements of Excluded Property, including monies due or to become due to an Obligor (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

7.2Lien on Deposit Accounts; Cash Collateral.
7.2.1Deposit Accounts. Agent’s Lien hereunder encumbers all Deposit Accounts (other than Excluded Property), and all amounts credited thereto, of an Obligor, including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained for such Obligor, without inquiry into the authority or right of Agent to make such request.
7.2.2Cash Collateral. Cash Collateral may be invested, at Agent’s Permitted Discretion (with the consent of Borrower Agent, provided no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. As security for the Obligations, each Obligor hereby grants to Agent a security interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a segregated cash collateral account or otherwise. Agent may apply Cash Collateral to payment of the Obligations as they become due, in such order as Agent may elect. All Cash Collateral and related Deposit Accounts shall be under the sole dominion and control of Agent, and no Obligor or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.
7.3Real Estate Collateral
7.3.1Lien on Real Estate.  The Obligations shall also be secured by Mortgages upon all Material Real Estate owned by Obligors. The Mortgages shall be duly recorded, at Obligors’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.  If any Obligor acquires Material Real Estate hereafter (or any Real Estate becomes Material Real Estate), Obligors shall promptly notify Agent and, within 60 days (or such later date as Agent shall agree in its sole discretion), execute, deliver and record a Mortgage, in form and substance reasonably satisfactory to Agent, together with all Related Real Estate Documents.
7.3.2Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Agent and grants a Lien in favor of Lender on all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of Real Estate to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.
7.4Pledged Collateral.
7.4.1Pledged Equity Interests and Debt Securities.

(a)As security for the payment and performance of the Obligations, each Obligor hereby assigns and pledges to Agent, for the benefit of the Secured Parties, and hereby grants to Agent, for the benefit of Secured Parties, a security interest in, all of such Obligor’s right, title and interest in, to and under (a) the Equity Interests now owned or at any time hereafter acquired by such Obligor, including the Equity Interests set forth opposite the name of such Obligor on Schedule 7.4 and all Equity Interests in Excluded Subsidiaries directly owned by such Obligor, and all certificates and other instruments representing such Equity Interests (collectively, the “Obligors’ Pledged Equity Interests”); (b) the debt securities now owned or at any time hereafter acquired by such Obligor, including the debt securities set forth opposite the name of such Obligor on Schedule 7.4, and all promissory notes and other instruments evidencing such debt securities (collectively, the “Pledged Debt Securities”); (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) all rights and privileges of such Obligor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Obligors’ Pledged Collateral”).

(b)As further security for the payment and performance of the Obligations, Parent hereby assigns and pledges to Agent, for the benefit of the Secured Parties, and hereby grants to Agent, for the benefit of Secured Parties, a security interest in, all of Parent’s right, title and interest in, to and under (a) the Equity Interests now owned or at any time hereafter acquired by Parent, including the Equity Interests set forth opposite the name of Parent on Schedule 7.4, and all certificates and other instruments representing such Equity Interests (collectively, the “Parent’s Pledged Equity Interests”, and together with the Obligors’ Pledged Equity Interests, the “Pledged Equity Interests”); (b) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clause (a) above; (c) all rights and privileges of Parent with respect to the securities, instruments and other property referred to in clauses (a) and (b) above; and (d) all proceeds of any and all of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Parent’s Pledged Collateral”, and together with the Obligors’ Pledged Collateral, the “Pledged Collateral”).

7.4.2Delivery of the Pledged Collateral.

(a)Each Obligor and Parent agrees to deliver or cause to be delivered to Agent any and all Pledged Collateral at any time owned by such Obligor and Parent promptly following the acquisition thereof by such Obligor and Parent (and in any event within 30 days) to the extent that such Pledged Collateral is either (i) certificated Pledged Equity Interests or (ii) in the case of Pledged Debt Securities, required to be delivered pursuant to paragraph (b) of this Section 7.4.2; provided, that Agent acknowledges that any Obligor’s or Parent’s delivery of any such Pledged Collateral to the applicable Person entitled thereto under the Intercreditor Agreement at such time will satisfy such Obligor’s and Parent’s delivery obligations under this Section 7.4.2(a) so long as the Intercreditor Agreement is in full force and effect.

(b)All Debt (other than Debt that has a principal amount of less than $500,000 individually and $1,000,000 in the aggregate) owing to any Obligor that is evidenced by a promissory note or other Instrument shall be promptly delivered to Agent pursuant to the terms hereof; provided, that Agent acknowledges that any Obligor’s delivery of any such Pledged Collateral to the applicable Person entitled thereto under the Intercreditor Agreement at such time will satisfy such Obligor’s delivery obligations under this Section 7.4.2(b) so long as the Intercreditor Agreement is in full force and effect.

(c)Upon delivery (i) any Pledged Equity Interests shall be accompanied by undated stock powers duly executed by the applicable Obligor or Parent (as applicable) in blank or other instruments of transfer reasonably satisfactory to Agent and by such other instruments and documents as Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the applicable Obligor in blank and by such other instruments and documents as Agent may reasonably request. In connection with any delivery of Pledged Collateral after the date hereof, Borrower Agent shall deliver a Schedule describing the Pledged Collateral so delivered, which Schedule shall be attached to Schedule 7.4 and made a part hereof; provided, that failure to deliver any such Schedule hereto or any error in a Schedule so attached shall not affect the validity of the pledge of any Pledged Collateral.

7.4.3Pledge Related Representations, Warranties and Covenants. Each Obligor and Parent hereby represents, warrants and covenants to Agent and the Secured Parties that:

(a)Schedule 7.4 sets forth a true and complete list, (i) with respect to such Obligor and Parent, of all the Equity Interests owned by such Obligor and Parent and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Obligor and Parent and (ii) with respect to such Obligor, all debt owned by such Obligor, and all promissory notes and other instruments evidencing such debt. Schedule 7.4 sets forth all Equity Interests, debt and promissory notes required to be pledged hereunder.

(b)The Pledged Equity Interests and Pledged Debt Securities (solely with respect to Pledged Equity Interests and Pledged Debt Securities issued by a Person that is not a Subsidiary of Parent or an Affiliate of any such Subsidiary, to the best of each Obligor’s and Parent’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests (solely with respect to Pledged Equity Interests issued by a Person that is not a Subsidiary of Parent or an Affiliate of any such Subsidiary, to the best of each Obligor’s and Parent’s knowledge), are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of Parent or an Affiliate of any such Subsidiary, to the best of each Obligor’s knowledge), are legal, valid and binding obligations of the issuers thereof (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c)Except for the security interests granted hereunder, such Obligor or Parent (as applicable) (i) is and, subject to any transfers or dispositions made in compliance with this Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 7.4 as owned by such Obligor or Parent (as applicable), (ii) holds the same free and clear of all Liens (other than Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Permitted Liens and Permitted Dispositions), and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens and Permitted Dispositions), however arising, of all Persons whomsoever.

(d)Such Obligor or Parent (as applicable) has the power and authority to pledge the Pledged Collateral pledged by it hereunder.

(e)No Governmental Approval or any other action by any Governmental Authority and no consent or approval of any securities exchange or any other Person (including stockholders, partners, members or creditors of such Obligor or Parent (as applicable)) is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

7.4.4Registration in Nominee Name; Denominations. Agent shall have the right to hold the Pledged Collateral in its own name as pledgee, in the name of its nominee or in the name of the applicable Obligor, endorsed or assigned in blank or in favor of Agent. Agent shall at all times have the right to exchange the certificates representing Pledged Equity Interests for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
7.4.5Voting Rights; Dividends and Interest.

(a)Unless and until an Event of Default shall have occurred and be continuing and Agent shall have notified any Obligors and Parent that their rights under this Section are being suspended:

(i)Each Obligor and Parent shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents.

(ii)Agent shall promptly execute and deliver to Obligors and Parent, or cause to be executed and delivered to Obligors and Parent, all such proxies, powers of attorney and other instruments as Obligors and Parent may reasonably request for the purpose of enabling Obligors and Parent to exercise the voting and other consensual rights and powers they are entitled to exercise pursuant to paragraph (i) above.

(iii)Each Obligor and Parent shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Agreement, the other Loan Documents and Applicable Law; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Obligor or Parent, shall be held in trust for the benefit of Agent and shall be forthwith delivered to Agent upon demand in the same form as so received (with any necessary endorsement).

(b)Upon the occurrence and during the continuance of an Event of Default, after Agent shall have notified any Obligors and Parent of the suspension of their rights under paragraph (a)(iii) of this Section in accordance with Section 7.4.5(a), all rights of any Obligor and Parent to dividends, interest, principal or other distributions that such Obligor or Parent is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Obligor or Parent contrary to the provisions of this Section shall be held in trust for the benefit of Agent and shall be forthwith delivered to Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Agent pursuant to the provisions of this paragraph shall be retained by Agent in an account to be established by Agent upon receipt of such money or other property, shall be held as security for the Obligations and shall be applied in accordance with the provisions of Section 5.5.

(c)Upon the occurrence and during the continuance of an Event of Default, after Agent shall have notified any Obligors and Parent of the suspension of their rights under paragraph (a)(i) of this Section in accordance with Section 7.4.5(a), all rights of any Obligor or Parent to exercise the voting and other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in Agent, which shall have the sole and exclusive right and authority to exercise such voting and other consensual rights and powers; provided, that unless otherwise directed by the Required Lenders, Agent shall have the right from time to, in its sole discretion, notwithstanding the continuance of an Event of Default, to permit any Obligor and Parent to exercise such rights and powers.

7.4.6Consents.

(a)In the case of each Obligor which is an issuer of Pledged Collateral, such Obligor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. Without limitation to the foregoing, with respect to each Obligor that is an issuer of Pledged Collateral constituting uncertificated securities, such Obligor agrees that upon notice from Agent following the occurrence and during the continuance of an Event of Default, such Obligor shall comply with Agent’s instructions with respect to such Pledged Collateral without further consent of the Obligor holding such Pledged Collateral.

(b)Each Obligor on behalf of itself, and in the case of Parent and each Obligor which is a partner, shareholder or member, as the case may be, in a partnership, corporation, limited liability company or other entity that is an issuer of Pledged Collateral, Parent and such Obligor in such capacity, hereby (i) consents, to the extent required by the applicable Organic Documents of such Obligor or such issuer of Pledged Collateral, to the pledge by it and by each other Obligor pursuant to the terms hereof of the Pledged Collateral in such partnership, corporation, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Collateral to Agent or its nominee or transferee and admission of such Person as a substitute partner, shareholder or member, as the case may be, and (ii) to the maximum extent permitted to do so, irrevocably waives any and all provisions of the applicable Organic Documents of such issuer of Pledged Collateral that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien.

7.5Other Collateral.
7.5.1Commercial Tort Claims. Obligors shall promptly (and in any event within 30 days) notify Agent in writing if any Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000), shall promptly amend Schedule 7.1 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (subject to the Intercreditor Agreement).
7.5.2Certain After-Acquired Collateral. Obligors shall (a) promptly (and in any event within 30 days) notify Agent if an Obligor obtains an interest in any Securities Account, Document,

Instrument, Intellectual Property, Investment Property or Letter-of-Credit Right, and (b) upon Agent’s request, take such actions as Agent deems appropriate to effect its perfected, first priority Lien on such Collateral (subject to the Intercreditor Agreement), including obtaining any possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, Obligors shall obtain an acknowledgment (in form and substance reasonably satisfactory to Agent) from such party that it holds such Collateral for the benefit of Agent.
7.5.3Services Equipment Titles. Within 90 days of the Closing Date and of any acquisition or construction of any Services Equipment (other than Services Equipment constituting Excluded Property) covered by a certificate of title (or such later date as Agent may agree in writing in its sole discretion), Obligors shall register the lien of Agent on the certificate of title of any such Services Equipment with the appropriate state office and, unless otherwise required to be delivered to the Term Loan Collateral Agent pursuant to the terms of the Term Loan Agreement, promptly thereafter deliver the original of such certificate of title to Agent.
7.6Limitations
. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors or Parent relating to any Collateral. In no event shall any Obligor’s or Parent’s grant of a Lien under any Loan Document secure its Excluded Swap Obligations.
7.7Further Assurances
. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors and Parent shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect.

Section 8.COLLATERAL ADMINISTRATION.

8.1Borrowing Base Reports
. By the 20th day of each month, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, and at such other times as Agent may request; provided, that if a Reporting Trigger Period is in effect Borrower Agent shall, no later than Wednesday following the end of each calendar week, deliver a Borrowing Base Report prepared as of the close of business of such previous week. All information (including calculation of Availability) in a Borrowing Base Report shall be certified by Borrowers. Agent may from time to time adjust such report (a) to reflect Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.
8.2Accounts.
8.2.1Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request. Obligors shall also provide to Agent, on or before the 20th day of each month (i) a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and (ii) upon Agent’s request, concurrently with the information in clause (i) immediately above, such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request; provided, that if a Reporting Trigger Period is in effect Obligors shall, no later than Wednesday following the end of each calendar week, provide such Accounts information prepared as of the close of business of such previous week. If Accounts in an aggregate face amount of $500,000 or more cease to be Eligible Accounts or Eligible Unbilled Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof.
8.2.2Taxes. If an Account of any Obligor includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligors or relate to any Collateral.
8.2.3Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent or any designee of Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
8.2.4Maintenance of Dominion Account. Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Obligors shall obtain a Deposit Account Control Agreement from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account (which may be exercised by Agent during a Dominion Trigger Period) requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
8.2.5Proceeds of Collateral. Obligors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

References in this Section 8.2 to Accounts include all Payment Intangibles and Rental Receivables.

8.3Inventory.

This Section 8.3 and the obligations hereunder shall only be applicable if the Inventory Formula Amount is greater than zero.

8.3.1Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form reasonably satisfactory to Agent by the 20th day of each month and at such other times as Agent may reasonably request; provided, that if a Reporting Trigger Period is in effect Obligors shall, no later than Wednesday following the end of each calendar week, deliver such Inventory information prepared as of the close of business of such previous week. Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may reasonably request. Agent may participate in and observe each physical count.
8.3.2Returns of Inventory. No Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (d) if a Dominion Trigger Period is in effect, any payment received by an Obligor for a return is promptly remitted to Agent for application to the Obligations.
8.3.3Acquisition, Sale and Maintenance. No Obligor shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. No Obligor shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require an Obligor to repurchase such Inventory. Obligors shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.
8.4Equipment.
8.4.1Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a current schedule thereof, in form reasonably satisfactory to Agent.
8.4.2Services Equipment.  As long as any Commitment or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to, with respect to any customer contract for Services Equipment at a Customer Location, (a) not amend or supplement such contract in a manner that materially and adversely affects the rights and security interests of Agent hereunder (other than amendments or supplements in the Ordinary Course of Business that are not contrary to the other terms hereof) and (b) in the case of any such contract entered into after the Closing Date, cause such contract to (i) provide the relevant Obligor and its invitees (including Agent) with access to such Customer Location, (ii) permit assignment thereof to Agent,  (iii) permit transfer of the contract and underlying Services Equipment that are the subject of such contract, and (iv) with respect to any lease, constitute a true lease. On and after the date that is ninety (90) days after the Closing Date, the applicable Obligor shall, and shall cause each applicable Subsidiary to, take such actions as Agent reasonably deems appropriate to effectuate its perfected, first priority Lien on any customer contracts that constitute Chattel Paper, including notation of Agent’s lien thereon and, upon Agent’s request during a Dominion Trigger Period, delivery of the originals thereof to Agent.
8.4.3Condition of Equipment. Obligors shall maintain the Equipment in good operating condition and repair, and make all necessary replacements and repairs so that its value and operating efficiency are preserved at all times, reasonable wear and tear excepted. Each Obligor shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Obligor shall permit any Equipment to become affixed to Real Estate unless any landlord or mortgagee delivers a Lien Waiver.

8.5Administration of Deposit Accounts and Securities Accounts.
8.5.1Controlled Accounts. Schedule 8.5 lists all Deposit Accounts and Securities Accounts maintained by Obligors, including Dominion Accounts. Each Obligor shall take all actions necessary to establish Agent’s first priority Lien on each Deposit Account (other than any Excluded Accounts) and each Securities Account, subject to the Intercreditor Agreement. Obligors shall be the sole account holders of each Deposit Account and Securities Account and shall not allow any Person (other than Agent and the depository bank or securities intermediary and the Term Loan Collateral Agent) to have control over their Deposit Accounts, Securities Accounts or any Property deposited therein. Obligors shall immediately notify Agent of any opening or closing of a Deposit Account or a Securities Account and will amend Schedule 8.5 to reflect same. With respect to all Deposit Accounts (other than Excluded Accounts) and Securities Accounts existing on the Closing Date and within 30 days of the opening of any new Deposit Account (other than Excluded Accounts) and Securities Account after the Closing Date (and in any event prior to the transfer of funds thereto), the Obligors shall provide Agent with a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable. Obligors shall not deposit any funds in the Restricted Account except for proceeds of the (i) Term Loan Debt, (ii) the Equity Issuance (as defined in the First Amendment) deposited pursuant to the Specified Deposit (as defined in the First Amendment) and (iii) up to $100,000,000 of the Second Amendment Incremental Financing.
8.6General Provisions.
8.6.1Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1 (which schedule may be updated by Obligors from time to time) or any other location for which a Lien Waiver has been delivered to Agent, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; (b) move Collateral to another location in the United States, upon 10 Business Days prior written notice to Agent; and (c) move Collateral to customer sites in the Ordinary Course of Business.
8.6.2Insurance of Collateral; Condemnation Proceeds.

(a)Each Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A, unless otherwise approved by Agent in its discretion) reasonably satisfactory to Agent, which insurance policies and proceeds thereof, whether now owned or hereafter existing, are hereby collaterally assigned to Agent as security for the Obligations. All flood hazard diligence, documentation and insurance for any Real Estate constituting Collateral shall comply with all Flood Laws and be reasonably satisfactory to Lender. All proceeds under each policy shall be payable to Agent (subject to the Intercreditor Agreement with respect to the Term Loan Priority Collateral). From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Each policy shall include endorsements reasonably satisfactory to Agent (i) showing Agent as additional insured and lender’s loss payee; (ii) requiring 30 days prior written notice to Agent of cancellation of the policy for any reason whatsoever (10 days in the case of non-payment); and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, in its discretion, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim. If an Event of Default exists, only Agent may settle, adjust and compromise such claims.

(b)Any proceeds of insurance (other than workers’ compensation, D&O insurance and liability policy payments to third parties) and awards from condemnation of Collateral shall be paid directly to Agent for application to the Obligations (subject to the Intercreditor Agreement with respect to any Term Loan Priority Collateral).

8.6.3Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.
8.6.4Defense of Title. Each Obligor shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.
8.7Power of Attorney
. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (in its discretion), without notice and in either its or an Obligor’s name, but at the cost and expense of Obligors:

(a)Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; (xii) exercise any voting or other rights relating to Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents. References in this Section 8.7 to Accounts include all Payment Intangibles and Rental Receivables.

8.8Licenses
. As long as any Commitment or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Obligors and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License; pay all royalties and other amounts when due under any License; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

8.9Landlord and Storage Agreements
. As long as any Commitment or Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to, upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

Section 9.REPRESENTATIONS AND WARRANTIES.

9.1General Representations and Warranties
. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants that:
9.1.1Organization; Powers. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
9.1.2Authorization; Enforceability. The Transactions to be entered into by each Obligor are within such Obligor’s powers and have been duly authorized by all necessary corporate or limited liability company action.  This Agreement has been duly executed and delivered by the Obligors and constitutes, and each other Loan Document to which any Obligor is to be a party, when executed and delivered by such Obligor, will constitute, a legal, valid and binding obligation of the Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
9.1.3Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or Subsidiary or any order of any Governmental Authority in each case, as are applicable to Obligors or Subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Obligors or Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by any Obligor or Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or Subsidiary, except Liens created under the Loan Documents.
9.1.4Financial Condition. Obligors have heretofore furnished to Agent Parent’s consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of and for the Fiscal Year ended December 31, 2023, certified by a Financial Officer of Borrower Agent.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Obligors and their consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.  Since December 31, 2023, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Obligors and their Subsidiaries, taken as a whole.  Except as set forth on Schedule 10.2.1, after giving effect to the Transactions, none of the Obligors or their Subsidiaries have, as of the Closing Date, any material contingent liabilities or unrealized losses.
9.1.5Properties; Priority of Liens. Each Obligor and Subsidiary has good title to, or valid leasehold interests in, all of its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.  Each Obligor and Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other Intellectual Property material to its business, and the use thereof by the Obligors and Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that could not reasonably be expected to result in a Material Adverse Effect.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens (including under the Intercreditor Agreement).
9.1.6Litigation and Environmental Matters.

(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Obligors, threatened in writing against or directly  affecting any Obligor or Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that directly involve any of the Loan Documents or the Transactions.

(b)Except with respect to any other matters that could not reasonably be expected to result in a Material Adverse Effect, no Obligor or Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

9.1.7Compliance with Laws and Agreements. Each Obligor and Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.
9.1.8Investment Company Status. No Obligor or Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
9.1.9Taxes. Each Obligor and Subsidiary has timely (taking into account any valid extensions) filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being Properly Contested or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
9.1.10ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  To the extent applicable, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each of such cases so as to cause a Material Adverse Effect.
9.1.11Disclosure. As of the Closing Date, Obligors have disclosed to Lenders all agreements, instruments and corporate or other restrictions to which any Obligor or Subsidiary is subject, and all other matters known to any of them, that could, in each case, reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Obligor or Subsidiary to Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading in any material respect; provided, however, that with respect to projected financial information, Obligors only represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
9.1.12Capital Structure. Schedule 9.1.12 shows as of the Closing Date, for each Obligor and Subsidiary, its name, jurisdiction of organization, issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.12, in the five years preceding the Closing Date, no Obligor or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and Term Loan Collateral Agent’s Lien (and any Lien permitted by Section 10.2.2(h)), and all such Equity Interests are duly issued, and, to the extent such concepts are applicable, fully paid and non-assessable. As of the Closing Date and except as disclosed on Schedule 9.1.12, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or Subsidiary.  As of the Closing Date, Obligors have no Subsidiaries other than as set forth on Schedule 9.1.12 hereto.  Obligors owns all of the Equity Interests in and to each Subsidiary listed on Schedule 9.1.12 hereto.
9.1.13Insurance. As of the Closing Date, all premiums due in respect of all insurance maintained by Obligors and Subsidiaries have been paid.
9.1.14Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Obligor or Subsidiary pending or, to the knowledge of any Obligor, threatened.  The hours worked by and payments made to employees of Obligors and Subsidiaries have not been in violation of the FLSA or any other applicable federal, state, local or foreign law dealing with such matters, except where such violation could not reasonably be expected to have a Material Adverse Effect.  All payments due from any Obligor or Subsidiary, or for which any claim may be made against any Obligor or Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Obligor or Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Obligor or Subsidiary is bound, except where such right could not reasonably be expected to have a Material Adverse Effect.
9.1.15Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, Obligors and their Subsidiaries are, on a consolidated basis, Solvent.

9.1.16Material Property Subject to Security Documents. The Collateral constitutes all of the real and material personal property owned by any Obligor (other than Excluded Property).
9.1.17Property of Foreign Subsidiaries.  As of the Closing Date, the aggregate book value of the total assets owned by Foreign Subsidiaries of any Obligor is no greater than 5% of the aggregate book value of the total assets owned by such Obligor and all of its Subsidiaries.
9.1.18Property of Immaterial Subsidiaries.  As of the Closing Date, the aggregate of all revenues of the Immaterial Subsidiaries for the twelve month period ending on the last day of the most recently ended Fiscal Quarter did not exceed $100,000 and the aggregate value of assets owned by the Immaterial Subsidiaries as of the last day of such Fiscal Quarter did not exceed $250,000.
9.1.19Sanctions; Anti-Corruption Laws. No Obligor or Subsidiary, nor to the knowledge of any Obligor or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a country or territory that is the target of any Sanction. Each Obligor and Subsidiary has conducted its business in compliance in all material respects with all applicable Anti-Corruption Laws.
9.1.20Affected Financial Institution. No Obligor or Subsidiary is an Affected Financial Institution.
9.1.21Accounts. Agent may rely, in determining which Accounts are Eligible Accounts or Eligible Unbilled Accounts, on all statements and representations made by Obligors with respect thereto. Obligors warrant, with respect to each Account shown as an Eligible Account or an Eligible Unbilled Account in a Borrowing Base Report, that:

(a)it is genuine and in all respects what it purports to be;

(b)it arises out of a completed, bona fide sale or lease of Inventory or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)it is for a sum certain and, other than in the case of Eligible Unbilled Accounts, maturing as stated in the applicable invoice, a copy of which has been furnished or is available to Agent on request;

(d)it is not subject to any offset, Lien (other than Agent’s Lien and Term Loan Collateral Agent’s Lien (and any subordinate Lien permitted by Section 10.2.2(h)) subject to the Intercreditor Agreement), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency of any kind;

(e)no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Obligor is the sole payee or remittance party shown on the invoice;

(f)no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)to the best of Obligors’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Obligor’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition. References in this Section 9.1.21 to Accounts include all Payment Intangibles and Rental Receivables.

9.1.22Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

Section 10.COVENANTS AND CONTINUING AGREEMENTS.

10.1Affirmative Covenants
. As long as any Commitment or Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been asserted) are outstanding, each Obligor shall, and shall cause each Subsidiary to:
10.1.1Financial Statements and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent:

(a)within 90 days after the end of each Fiscal Year, (i) the audited consolidated balance sheet of Parent and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification, commentary or exception as to the scope of such audit), (ii) if, at any time, any Subsidiary of any Obligor is not a Wholly-Owned Subsidiary or any Excluded Subsidiary exists, the internally prepared consolidating balance sheets of Parent and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and (iii) a schedule prepared by Obligors and certified by a Financial Officer of Borrower Agent showing any adjustments to the audited consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries), to the effect that such consolidated financial statements together with such schedule present fairly in all material respects the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied;

(b)within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Parent and related statements of operations, shareholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year and (ii) a schedule prepared by Obligors showing any adjustments to the consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries), all certified by a Financial Officer of Borrower Agent as presenting fairly in all material respects the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)while a Reporting Trigger Period is in effect, as soon as available, and in any event within 30 days after the end of each month, (i) the consolidated and consolidating balance sheets of Parent and related statements of operations, shareholders’ equity and cash flows as of the end of and for such month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year and (ii) a schedule prepared by Obligors showing any adjustments to the consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries), all certified by a Financial Officer of Borrower Agent as presenting fairly in all material respects the financial condition and results of operations of Obligors and their consolidated Subsidiaries (excluding Excluded Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)concurrently with delivery of financial statements under clauses (a), (b), and (c) above, a Compliance Certificate executed by a Financial Officer of Borrower Agent (which shall calculate the Fixed Charge Coverage Ratio whether or not a Covenant Trigger Period is in effect);

(e)if, at any time, any Subsidiary is not a Wholly-Owned Subsidiary or any Excluded Subsidiary exists, then concurrently with any delivery of financial statements under clauses (a), (b), or (c) above, a certificate of a Financial Officer of Borrower Agent setting forth consolidating spreadsheets that show all Subsidiaries that are not Wholly-Owned Subsidiaries and all Excluded Subsidiaries and the eliminating entries applicable to the preparation of consolidating financial statements, in such form as would be presentable to the auditors of Obligors;

(f)not later than 90 days after the end of each Fiscal Year, projections of Obligors’ consolidated balance sheets, results of operations, cash flow and Availability for the then current Fiscal Year;

(g)concurrently with delivery of a Borrowing Base Report in accordance with Section 8.1, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h)concurrently with the sending or effectiveness thereof, copies of (i) any statement or report furnished by any Obligor to any other party pursuant to the terms of the Term Loan Documents and not otherwise required to be furnished to the Agent pursuant to this Agreement, (ii) any amendment or modification to, or waiver or consent in respect of, the Term Loan Documents and (iii) any amendment or modification to, or waiver or consent in respect of, documents relating to Debt incurred pursuant to Section 10.2.1(m); and

(i)such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition, ownership or business.

Documents required to be delivered pursuant to Section 10.1.1(a), (b), (c) or (h) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower Agent posts such documents, or provides a link thereto, on Parent’s website on the Internet at https://www.solarisoilfield.com (or successor website) or electronically files such documents with the SEC; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, including Intralinks, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that Borrower Agent (or its agent) shall notify Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Agent electronic versions (i.e., soft copies) of such documents.  Agent shall have no obligation to request the delivery of or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower Agent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

10.1.2Notices. Notify Agent in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following affecting an Obligor: (a) a Default or Event of Default (each as therein defined) under the Term Loan Agreement or any document evidencing any Material Debt; (b) existence of a Default or Event of Default; (c) judgment in an amount exceeding $5,000,000 (exclusive of amounts covered by insurance that has not been denied by the insurer); (d) material change in any accounting or financial reporting practice that affects calculation of the Borrowing Base, any Reserve or any covenant hereunder; (e) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor or Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; or (f) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section 10.1.2 shall be accompanied by a statement of a Senior Officer of Borrower Agent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
10.1.3Information Regarding Obligors.

(a)Borrower Agent will furnish to Agent prior written notice of any change (i) in any Obligor’s jurisdiction of organization, corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Obligor’s or Subsidiary’s identity or corporate structure or (iv) in any Obligor’s Federal Taxpayer Identification Number.  Obligors agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  Obligors also agree promptly to notify Agent if any material portion of the Collateral is damaged or destroyed.

(b)After the Closing Date, Borrower Agent will notify Agent in writing promptly upon any Obligor’s or any of their Wholly-Owned Subsidiaries’ acquisition or ownership of any personal property (other than Excluded Property) not already covered by this Agreement and the Security Documents (such acquisition or ownership being herein called an “Additional Collateral Event” and the property so acquired or owned being herein called “Additional Collateral”).  As soon as practicable and in any event within sixty (60) days (or such longer period of time as may be acceptable to Agent in its sole discretion) after an Additional Collateral Event, the applicable Obligor shall (i) execute and deliver or cause to be executed and delivered Security Documents, in form and substance reasonably satisfactory to Agent, in favor of Agent and duly executed by such Obligor or such Subsidiary, covering and affecting and granting a first-priority Lien upon the applicable Additional Collateral (subject to the Intercreditor Agreement), and such other documents (including, without limitation, all items required by Agent in connection with the Security Documents executed prior to the initial Loans being made hereunder, such as surveys, environmental assessments, certificates, legal opinions, all in form and substance reasonably  satisfactory to Agent) as may be reasonably requested by Agent in connection with the execution and delivery of such

Security Documents; and (ii) deliver or cause to be delivered by such Subsidiaries of such Obligor such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request.

10.1.4Existence; Conduct of Business.  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence under the Applicable Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, the failure of which to maintain could reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 10.2.3.
10.1.5Payment of Obligations.  Pay its Debt and other obligations, including liabilities for all Taxes, before the same shall become delinquent or in default, except where the validity or amount thereof is being Properly Contested or to the extent that the failure could not reasonably be expected to result in a Material Adverse Effect.
10.1.6Maintenance of Properties. Obligors will, and will cause each Subsidiary to, keep and maintain all property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
10.1.7Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  Obligors will furnish to the Lenders, upon request of the Agent, information in reasonable detail as to the insurance so maintained.
10.1.8Casualty and Condemnation.  Borrower Agent will furnish to the Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any legal action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar legal proceeding.
10.1.9Inspections; Appraisals.

(a)Permit Agent from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations; provided that, so long as no Default or Event of Default shall have occurred and be continuing, no more than one such inspection during any twelve (12) month period shall be at Borrowers’ expense; provided, further, that if an Exam Trigger Period occurred in such period, Obligors shall reimburse Agent for all such charges, costs and expenses associated with two inspections during such period.  Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Obligors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligors shall not be entitled to rely upon them.

(b)Reimburse Agent for all its reasonable and documented charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or

Collateral matters as it deems appropriate, up to one time per calendar year; and (ii) if Inventory is included in the Borrowing Base, appraisals of Inventory, up to one time per calendar year; provided, that if (A) an Exam Trigger Period occurred in such period, Obligors shall reimburse Agent for all such charges, costs and expenses associated with two examinations and, if Inventory is included in the Borrowing Base, two appraisals in a 12-month period and (B) an examination or appraisal is initiated during a Default or Event of Default, all such charges, costs and expenses relating thereto shall be reimbursed by Obligors without regard to such limits on the frequency of examinations and appraisals. Obligors shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include (1) Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business or (2) Inventory, in each case until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) reasonably satisfactory to Agent.

10.1.10 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except (other than failure to comply with Anti-Terrorism Laws) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.  Each Obligor and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions.
10.1.11Accuracy of Information
.  Obligors will ensure that any information, including financial statements or other documents (but excluding any projections and forecast financial information and information of a general economic nature or industry specific information), furnished in writing by or on behalf of any Obligor to the Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder (in each case, as modified or supplemented by other information so furnished) contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole with other previously provided information in any material respect, and the furnishing of such information shall be deemed to be a representation and warranty by Obligors on the date thereof as to the matters specified in this Section; provided, however, that, notwithstanding the foregoing, with respect to projected financial information, Obligors will ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
10.1.12 Future Subsidiaries. Promptly (and in any event within 10 days (or such longer period as Agent may agree in its sole discretion)) notify Agent if any Person becomes a Subsidiary (other than an Immaterial Subsidiary) and deliver any know-your customer or other background diligence information reasonably requested by Agent or any Lender with respect to such Subsidiary; and (provided it is not a Foreign Subsidiary but except as required in Section 10.2.14 with respect to Foreign Subsidiaries that may be required to become Guarantors) cause it to become a “Borrower” or “Guarantor” under this Agreement and to guaranty and grant Liens securing the Obligations, in each case in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent on all assets of such Person, including delivery of legal opinions, in form and substance reasonably satisfactory to Agent. Obligors shall not permit any Foreign Subsidiary to form, create or acquire a Domestic Subsidiary.  If an Immaterial Subsidiary shall cease on any date to satisfy the conditions for qualification as an Immaterial Subsidiary, such Subsidiary shall be required to comply with the provisions of this Section as if it had been newly formed or acquired on such date.
10.1.13Depository Bank. Within 90 days after the Closing Date (or such later date as Agent may agree in its sole discretion), and at all times thereafter, maintain Bank of America as its principal depository bank, including for the maintenance of all dominion, operating, collection, disbursement and other Deposit Accounts and for all Cash Management Services (except with respect to any Excluded Accounts).
10.1.14Post-Closing Obligations. Each Obligor will complete each of the actions that is described in Schedule 10.1.14 as soon as commercially reasonable following the Closing Date, but in any event no later than the date set forth in Schedule 10.1.14 with respect to such action, or such later date as Agent may agree in its sole discretion.
10.1.15Second Amendment Transactions.

(a)No later than thirty (30) days following the Second Amendment Effective Date, (i) Obligors shall have contributed, assigned and transferred to an Excluded Subsidiary all of the assets, liabilities and obligations associated with any Excluded Subsidiary Purchase Orders, (ii) neither Parent nor any Obligor or Subsidiary shall have any retained liabilities with respect to any Excluded Subsidiary Purchase Orders and (iii) Obligors shall deliver to Agent consents from the original equipment manufacturers with respect to such assignment releasing Parent, Obligors and their Subsidiaries from any further liability for the Excluded Subsidiary Purchase Orders.

(b)No later than July 31, 2025, the Borrowers shall have received cash proceeds of no less than $100,000,000 pursuant to a Second Amendment Incremental Financing; provided, that any Second Amendment Incremental Financing other than an issuance of Equity Interests (that are not Disqualified Equity Interests) of Infrastructure or the Parent must (i) be unsecured and, with respect to Debt incurred by Obligors, constitute Subordinated Debt, (ii) include no stated amortization, (iii) have a stated maturity date no earlier than ninety (90) days following October 2, 2029, (iv) have an all-in yield of no more than 13% (calculated without regard to the value of (A) any provisions thereof providing for conversion in whole or in part to Equity Interests or (B) any Permitted Capped Call Transaction entered into in connection with the Second Amendment Incremental Financing) and (v) be on terms no more restrictive, taken as a whole, than the terms of this Agreement, or otherwise acceptable to the Required Lenders in their sole and absolute discretion. Following the Second Amendment Effective Date but prior to the consummation of a Second Amendment Incremental Financing that satisfies conditions contained in the immediately preceding sentence, notwithstanding the provisions of Section 10.2.8, Infrastructure shall not pay to Parent any Restricted Payment constituting cash or cash equivalents; provided that, for the avoidance of doubt, Infrastructure may declare, disclose, describe, make such filings and take such other actions as may be necessary to enable it to make an otherwise permitted Restricted Payment to the Parent, in each case, prior to the consummation of any such Second Amendment Incremental Financing.

10.2Negative Covenants
. As long as any Commitment or Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been asserted) are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:
10.2.1Permitted Debt. Create, incur, guarantee or permit to exist any Debt, except:

(a)the Obligations;

(b)Debt incurred under the Term Loan Agreement in an aggregate amount not to exceed $325,000,000 at any time outstanding, and any extension, renewal, refinancing or replacement thereof to the extent not prohibited by the Intercreditor Agreement (the “Term Loan Debt”); provided, that each obligor under the Term Loan Debt is also an Obligor hereunder;

(c)Debt existing on the date hereof and set forth in Schedule 10.2.1 and extensions, renewals, refinancings and replacements of all or any part thereof that do not increase the outstanding principal amount thereof by more than a reasonable premium or other reasonable amount of fees and expenses incurred in connection with such extension, renewal, refinancing or replacement; provided that, no Obligor or Subsidiary shall be obligated thereunder, either as a borrower or guarantor, unless such Person was obligated thereunder on the date hereof or required to be added thereto in the documentation evidencing same on the closing date hereof;

(d)(i) Debt of any Obligor to any other Obligor; and (ii) Debt of any Domestic Subsidiary that is not an Obligor to any Obligor to the extent such investment is permitted under Section 10.2.4;

(e)Guarantees of Debt permitted under this Section 10.2.1 (other than clause (m)) subject to the same restrictions that would otherwise apply to such Debt;

(f)Capital Lease Obligations or Purchase Money Debt in an aggregate amount not exceeding, at any one time outstanding, the greater of $100,000,000 and 5.0% of Consolidated Net Tangible Assets (determined based on the financial statements for the most recent Fiscal Quarter or Fiscal Year delivered to Agent);

(g)contingent obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business or (ii) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Collateral permitted hereunder;

(h)exposure resulting from any Swap permitted under Section 10.2.7 hereof;

(i)Debt arising from the financing of any insurance premium of any Obligor or Subsidiary in the Ordinary Course of Business, so long as (i) such Debt shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the underlying term of such insurance policy and (ii) any unpaid amount of such Debt is fully cancelled upon termination of the underlying insurance policy;

(j)Debt that is secured, in whole or in part, by liens that are pari passu with the liens securing Term Loan Debt (“Pari Passu Term Loan Secured Debt”) in an amount not to exceed the sum of (i) $25,000,000 plus (ii) from and after the delivery of Obligors’ financial statements for the fiscal quarter ending September 30, 2025, the maximum principal amount that could be incurred without causing the Total Leverage Ratio (without giving effect to the cash netting of any proceeds of such indebtedness) as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are available, on a pro forma basis giving effect to such Debt (including the use of proceeds thereof), to exceed 1.50:1.00; provided that (1) such Debt shall be subject to the Intercreditor Agreement and the liens therefor subordinated to Agent’s liens on the ABL Priority Collateral, (2) the maturity date thereof shall be no earlier than the Termination Date and the weighted average life thereof shall be no shorter than the weighted average life hereunder, and (3) there shall be no obligors of such Debt that are not Obligors hereunder;

(k)(i) Debt that is secured by liens that are subordinated to the liens securing the Obligations and (ii) unsecured Debt, in an aggregate principal amount not to exceed the sum of (x) $100,000,000 plus (y) from and after the delivery of the Obligors’ financial statements for the fiscal quarter ending September 30, 2025, the maximum principal amount that could be incurred without causing Total Leverage Ratio (without giving effect to the cash netting of any proceeds of such indebtedness) as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are available, on a pro forma basis giving effect to such indebtedness (including the use of proceeds thereof), to exceed 2.50:1.00; provided that (1) the maturity date of any such unsecured or junior lien indebtedness shall be no earlier than 91 days after the Termination Date and the weighted average life thereof shall be no shorter than the weighted average life hereunder, and (2) indebtedness secured on a junior priority basis to the Obligations shall be subject to a junior lien intercreditor agreement reasonably acceptable to Agent, Required Lenders and the Borrowers;

(l)Debt with respect to Bank Products incurred in the Ordinary Course of Business pertaining to any Excluded Account; and

(m)unsecured convertible Subordinated Debt of Infrastructure incurred (i) pursuant to the Second Amendment Incremental Financing and on terms in compliance with Section 10.1.15(b) in a principal amount not to exceed $161,000,000 and (ii) pursuant to the Third Amendment Incremental Financing in a principal amount not to exceed $747,500,000.

Notwithstanding the foregoing, (i) Obligors and their Subsidiaries shall not Guarantee any Debt of Parent and (ii) any Debt of any Obligor incurred in connection with the Second Amendment Incremental Financing or the Third Amendment Incremental Financing (including ~~the~~, in either case, Debt incurred pursuant to any Permitted Intercompany Note) may only be incurred under clause (m) above.

10.2.2Permitted Liens. Create or permit to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)Liens in favor of Agent;

(b)Liens in favor of the Term Loan Collateral Agent now or hereafter securing the Term Loan Debt, so long as such Liens remain subject to the terms of the Intercreditor Agreement;

(c)[Reserved]

(d)Liens created pursuant to Capital Lease Obligations or Purchase Money Debt permitted pursuant to this Agreement; provided that such Liens are only in respect of the property or assets (and proceeds, including insurance proceeds with respect thereto) subject to, and secure only, the respective Capital Lease Obligations or Purchase Money Debt;

(e)Liens on cash and cash equivalents securing Debt permitted under Section 10.2.1(h) hereof; provided that the amount of Debt outstanding at any one time pursuant to this clause (e) and collateral therefor shall not exceed $5,000,000;

(f)Liens securing Debt permitted under Section 10.2.1(i) hereof; provided that such Liens shall encumber only the insurance proceeds of the insurance financed thereby;

(g)Liens deemed to arise in connection with Investments permitted under Section 10.2.4;

(h)Liens securing Debt permitted under Sections 10.2.1(j) and (k)(i) hereof;

(i)Liens that exist on the date hereof and are set forth in Schedule 10.2.2; provided that (i) the Property (or, in the case of fungible Property, any replacement thereof) covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (other than for reasonable and customary transaction costs incurred in connection with any renewal or extension thereof), and (iii) the direct or any contingent obligor with respect thereto is not changed; and

(j)Permitted Encumbrances.

10.2.3Fundamental Changes.

(a)Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving Person, (ii) any Subsidiary may merge into any Domestic Subsidiary in a transaction in which the surviving entity is a Domestic Subsidiary and any Foreign Subsidiary may merge into any other Foreign Subsidiary; provided that, if an Obligor is involved, an Obligor must be the surviving entity, (iii) any Subsidiary (other than Infrastructure) may liquidate or dissolve if Borrowers determine in good faith that such liquidation or dissolution is in the best interests of Borrowers and is not materially disadvantageous to the Lenders and if such Subsidiary is a Domestic Subsidiary, its assets are transferred to a Borrower or a Domestic Subsidiary; provided that, if such Subsidiary is a Borrower, its assets must be transferred to a Borrower and if such Subsidiary is a Guarantor, its assets must be transferred to an Obligor, and (iv) any Borrower or any Subsidiary may give effect to a merger or consolidation the purpose of which is to effect an Investment, Disposition or Acquisition permitted under Article 10 so long as each Borrower continues in existence and the surviving entity is a Domestic Subsidiary; provided that, if a Subsidiary that is an Obligor is involved then the surviving entity must be an Obligor.

(b)engage to any material extent in any business other than businesses of the type conducted by Obligors on the Closing Date and businesses reasonably related thereto and reasonable extensions thereof.

10.2.4Investments, Loans, Advances, Guarantees and Acquisitions
.  Purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary of a Borrower or that is a Foreign Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each, an “Investment”), except:

(a)Investments existing on the date hereof and set forth on Schedule 10.2.4;

(b)Permitted Investments;

(c)loans or advances by Obligors or any of their Subsidiaries to their respective employees, directors, managers, officers, agents, customers, or suppliers in the Ordinary Course of Business, not to exceed $1,000,000 in the aggregate at any one time outstanding;

(d)Accounts receivable owned by Obligors or any of their Subsidiaries, if created in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms;

(e)(i) Guarantees of the obligations (other than Borrowed Money) of any Domestic Subsidiary that is not a Wholly-Owned Subsidiary by any other Domestic Subsidiary that is not a Wholly-Owned Subsidiary, and (ii) Guarantees of the obligations (other than Borrowed Money) of an Obligor by any other Obligor; provided that an Obligor shall not Guarantee any Subordinated Debt;

(f)the grant of trade credit in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms and Investments (i) received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business or (ii) received in settlement of debts created in the Ordinary Course of Business and owing to any Obligor or Subsidiary or in satisfaction of judgments;

(g)Investments consisting of lease, utility and other similar deposits in the Ordinary Course of Business;

(h)Investments (i) by any Obligor in any other Obligor that is a Domestic Subsidiary, (ii) by any Domestic Subsidiary that is not an Obligor in any other Domestic Subsidiary that is not an Obligor, (iii) by any Foreign Subsidiary that is an Obligor in any other Obligor, or (iv) by any Foreign Subsidiary that is not an Obligor in any Obligor or Subsidiary; and

(i)Investments in the form of Permitted Acquisitions;

(j)(i) Investments in assets useful in the business of any Obligor using the proceeds of any disposition made by an Obligor permitted by Section 10.2.5, and (ii) Investments in assets useful in the business of any Subsidiary that is not an Obligor using the proceeds of any disposition made by any Subsidiary that is not an Obligor permitted by Section 10.2.5;

(k)other Investments (in the form of cash or other assets) in an aggregate amount not to exceed $2,000,000 at any one time outstanding; provided that (i) before and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing, and (ii) Obligors shall be in pro forma compliance with the financial covenant in Section 10.3.1 (whether or not being tested at such time) as of the immediately preceding Fiscal Quarter end for which financial statements are available;

(l)other Investments (excluding Acquisitions) made in cash so long as the Payment Conditions are satisfied before and after giving effect thereto; provided that Investments in the Excluded Subsidiaries pursuant to this clause (l) shall not exceed $50,000,000 in the aggregate during the term of this Agreement;

(m)Investments in an Excluded Subsidiary within thirty (30) days of the Second Amendment Effective Date constituting the contribution of the Excluded Subsidiary Purchase Orders to the Excluded Subsidiaries; and

(n)to the extent constituting an Investment, any Permitted Capped Call Transaction (including the economic benefit of such Permitted Capped Call Transaction embedded into the terms of ~~the~~any Permitted Intercompany Note).

10.2.5Asset Sales
.  Make any Disposition, except:

(a)sales of Inventory, used, obsolete, worn out,  worthless or surplus equipment, and cash equivalents in the Ordinary Course of Business;

(b)Dispositions of Equipment to the extent that to the extent that replacement Equipment of equal or greater value is acquired substantially contemporaneously with such Disposition;

(c)(i) Dispositions solely between or among Obligors and (ii) Dispositions solely between or among Subsidiaries that are not Obligors;

(d)Dispositions not otherwise permitted hereunder which are made for fair market value provided, that (i) at the time of any such disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) the aggregate fair market value in any Fiscal Year of all assets so sold by Obligors or any of their Subsidiaries pursuant to this clause (d) shall not exceed 7.5% of the Consolidated Net Tangible Assets (determined based on the financial statements for the most recent Fiscal Quarter or Fiscal Year delivered to Agent), and (iii) Borrowers shall have delivered an updated Borrowing Base Report giving effect to such Disposition and no Overadvance shall result therefrom;

(e)Investments permitted by Section 10.2.4;

(f)Dispositions of defaulted Accounts, in the Ordinary Course of Business and not included in the Borrowing Base, in connection with the compromise or settlement thereof;

(g)Dispositions resulting from any casualty or other insured damage to, or any taking under the power of eminent domain or by condemnation or similar proceeding of, any property or asset of Obligors and Subsidiaries;

(h)Dispositions of property made or deemed made solely because of the creation of Liens permitted under Section 10.2.2;

(i)leases, subleases, licenses or sublicenses, in each case in the Ordinary Course of Business and which do not materially interfere with the business of Obligors and Subsidiaries; and

(j)Dispositions of (i) Equity Interests of Infrastructure in full or partial satisfaction of Debt incurred pursuant to Section 10.2.1(m) and (ii) cash and cash equivalents to the extent necessary to cash settle fractional Equity Interests of Parent or Infrastructure in connection with the full or partial satisfaction of Debt incurred pursuant to Section 10.2.1(m);

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (c), (e), (h), (i) and (j) above) shall be made for fair value and solely for cash consideration; provided further that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Disposition of any material Intellectual Property shall be made by any Obligor or Subsidiary to an Excluded Subsidiary except to the extent such Disposition constitutes the granting of a non-exclusive license therefor.

10.2.6Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
10.2.7Swaps. Enter into any Swap, other than (i) Swaps entered into in the Ordinary Course of Business to hedge or mitigate risks to which an Obligor or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and (ii) to the extent constituting a Swap, any obligation or option to deliver Equity Interests (other than Disqualified Equity Interests) of Infrastructure in full or partial satisfaction of Debt incurred pursuant to Section 10.2.1(m).
10.2.8Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)Infrastructure may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests);

(b)(i) Subsidiaries that are not Obligors may declare and pay dividends ratably with respect to their Equity Interests and (ii) Obligors may make Restricted Payments to other Obligors;

(c)Infrastructure may pay Permitted Tax Distributions and Subsidiaries may make cash dividends or distributions to Obligors for purposes of Infrastructure making such Permitted Tax Distributions;

(d)So long as both at the time of, and immediately after effect has been given to, such proposed action, no Default or Event of Default shall have occurred and be continuing:

(i)Infrastructure may make distributions to Parent to be used to pay operating expenses of Parent to the extent incurred in the Ordinary Course of Business, together with other corporate overhead costs and expenses (including legal, administrative, accounting and similar expenses and franchise Taxes and other fees, Taxes and expenses required to maintain the corporate existence of Parent), which are reasonable and customary; provided that no such distribution may be made in respect of costs and expenses attributable to Excluded Subsidiaries except to the extent a like amount therefor has been received by Obligors from Excluded Subsidiaries (including by payments under the Management Agreement);

(ii)Infrastructure may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of Infrastructure or Parent;

(iii)Infrastructure may make Restricted Payments, including, without limitation, to purchase, redeem, retire, or otherwise acquire its Equity Interests, to the extent such Restricted Payments are made from the substantially concurrent receipt by Infrastructure of third party capital contributions or the substantially concurrent issuance of new Equity Interests of Infrastructure; and

(iv)Infrastructure may make repurchases, redemptions or exchanges of Equity Interests of Infrastructure or Parent  deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options and may make repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of Infrastructure or Parent made in lieu of withholding Taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(e)Infrastructure may declare and pay Restricted Payments in cash in addition to the dividends permitted by the foregoing provisions so long as, both at the time of, and immediately after effect has been given to, such proposed action the Payment Conditions are satisfied; and

(f)Infrastructure may make Restricted Payments to Parent to the extent (i) payable or settleable in Equity Interests (other than Disqualified Equity Interests) of Infrastructure (including for satisfaction of Debt incurred pursuant to Section 10.2.1(m)) or (ii) necessary to cash settle fractional Equity Interests of Parent or Infrastrucutre in connection with satisfaction of Debt incurred pursuant to Section 10.2.1(m).

10.2.9Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the Ordinary Course of Business that are at prices and on terms and conditions not less favorable to such Person than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Obligors not involving any other Affiliate, (c) any Investment or Restricted Payment permitted under Article 10 and other intercompany transactions expressly permitted by this Agreement and (d)(i) the Acquisition of (to the extent permitted under Section 10.2.16), (ii) Investments in (to the extent permitted under Section 10.2.4), (iii) Dispositions to (to the extent permitted under Section 10.2.5), and (iv) the provision of management and support services and seconding of employees to (pursuant to the Management Agreement in the case of this clause (iv)), an Excluded Subsidiary.
10.2.10 Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Obligors or Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Obligors or any other Subsidiary or to Guarantee Debt of any Obligor or Subsidiary; provided that the foregoing shall not apply to  (i) restrictions and conditions imposed by law or by any Loan Document or any permitted extension, renewal, refinancing or replacement thereof, (ii) customary restrictions and conditions in agreements relating to the sale of an asset or a Subsidiary which sale is otherwise permitted hereunder, (iii) customary restrictions and provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent such joint ventures are permitted hereunder, (iv) customary provisions in commercial agreements arising in the Ordinary Course of Business and restricting leases, subleases, licenses, or sublicenses, (v) customary restrictions and conditions contained in any agreement relating to any agreement that is permitted under Section 10.2.1, Section 10.2.2, Section 10.2.5, or is otherwise permitted by this Agreement, (vi) restrictions or conditions in agreements already in existence as of the Closing Date and disclosed to Agent in writing and any renewal, extension, or replacement thereof, or (vii) restrictions or conditions imposed under Section 10.1.16(b) of the Term Loan Agreement (as in effect on the Second Amendment Effective Date) with respect to dividends.
10.2.11 Amendment of Material Documents
.  Amend, modify or waive any of its rights under (a) any Subordinated Debt Document or document evidencing Debt incurred pursuant to Section 10.2.1(m), or (b) without the prior written consent of the Agent, the Tax Receivable Agreement, the Management Agreement or its organizational documents, in each case, in any manner adverse to the Lenders.
10.2.12 Capital Expenditures
. Since the Closing Date, permit the aggregate amount of all Capital Expenditures (excluding (i) an amount equal to the proceeds (other than proceeds of Disqualified Equity Interests) of equity contributions made to, or Equity Interests issued by, Infrastructure that are used to fund such Capital Expenditures, (ii) Capital Expenditures set forth on Schedule 10.2.12, (iii) any Capital Expenditures financed with the asset sales proceeds, insurance or condemnation proceeds, asset trade-ins or exchanges or funded as part of an Acquisition permitted pursuant to Section 10.2.16 and (iv) and Capital Expenditures in respect of the Second Amendment Specified Purchase Orders) for Obligors and their Subsidiaries during any Fiscal Year (the “Test Fiscal Year”) to exceed the greater of (i) $100,000,000 and (ii) 25% of Consolidated Net Tangible Assets (determined based on the financial statements for the most recent Fiscal Quarter or Fiscal Year delivered to Agent), in each case, plus any unused availability for Capital Expenditures from the immediately preceding Fiscal Year (but not from any earlier year), it being understood that in any applicable Fiscal Year unused availability from the immediately preceding Fiscal Year shall be reduced first as Capital Expenditures are made; provided that, this Section 10.2.12 shall apply to a Test Fiscal Year only if the daily average of the Revolver Usage for a period of 180 consecutive days in such Test Fiscal Year is greater than $5,000,000; provided, further that, following the Second Amendment Effective Date, the Obligors may not make any Capital Expenditures on account of any Excluded Subsidiary Purchase Orders in excess of $35,000,000.

10.2.13 Prepayment of Certain Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of the subordination terms of, any Debt except:

(a)the prepayment of the Obligations in accordance with the terms of this Agreement;

(b)regularly scheduled or required prepayments, repayments or redemptions of Debt permitted under Section 10.2.1 (other than (i) Term Loan Debt, (ii) Subordinated Debt, (iii) Debt permitted under Section 10.2.1(j), (k) and (m) and (iv) Guarantees of the foregoing) and refinancings and replacements of such Debt so long as such refinancings and replacements would otherwise comply with Section 10.2.1;

(c)with respect to the Term Loan Debt and Debt incurred under Section 10.2.1(j) and (k), (i) regularly scheduled payments of principal and interest (excluding any excess cash flow payments), (ii) other than with respect to Debt incurred under Section 10.2.1(k), any mandatory prepayments with the proceeds from dispositions of Term Loan Priority Collateral, (iii) payments as a result of a refinancing thereof not prohibited by the terms of the Intercreditor Agreement (or junior lien intercreditor agreement, as applicable), and (iv) voluntary prepayments and excess cash flow payments, in each case of this clause (iv) so long as at the time of and after giving effect to such payment the Payment Conditions are satisfied;

(d)so long as the Payment Conditions are satisfied, other prepayments, redemptions, purchases, defeasances or other satisfactions of Debt permitted under Section 10.2.1 not described in the immediately preceding clauses (a) through (c), but specifically excluding any prepayments, redemptions, purchases, defeasance, or other satisfaction of Subordinated Debt and Guarantees thereof or Debt incurred pursuant to Section 10.2.1(m);

(e)the prepayment, redemption, purchase, defeasance or other satisfaction of intercompany Debt permitted under Section 10.2.1 solely between and among Obligors subject to any subordination provisions in the Guaranty;

(f)the prepayment, redemption, purchase, defeasance or other satisfaction of intercompany Debt permitted under Section 10.2.1 solely between and among Subsidiaries that are not Obligors;

(g)the prepayment, redemption, purchase, defeasance or other satisfaction of intercompany Debt permitted under Section 10.2.1 owing by any Subsidiary that is not an Obligor to an Obligor; and

(h)with respect to Debt incurred pursuant to Section 10.2.1(m), (i) regularly scheduled payments of interest (in cash or Equity Interests) so long as no Event of Default exists or would result therefrom and (ii) the prepayment, redemption, conversion or other satisfaction of such Debt, in the case of this clause (ii), prior to the stated maturity date thereof solely to the extent paid in, converted to or satisfied with Equity Interests (other than Disqualified Equity Interests) of Infrastructure and/or any cash necessary to settle fractional Equity Interests of Parent or Infrastructure in connection such prepayment, redemption, conversion or other satisfaction.

No Obligor shall, nor shall it permit any of its Subsidiaries to, make any payments of principal or interest with respect to Subordinated Debt, except to the extent permitted under the subordination terms set forth in the Subordinated Debt Documents; provided, that Debt incurred pursuant to Section 10.2.1(m) may be paid as set forth in clause (h) above.  Notwithstanding the foregoing, no principal, redemption, repurchase or conversion payments may be made in cash (other than cash settlements for fractional Equity Interests of

Parent or Infrastructure) with respect to Debt incurred pursuant to Section 10.2.1(m) during the term of this Agreement or if an Event of Default exists or would result therefrom.

10.2.14 Property of Foreign Subsidiaries. Permit the aggregate book value of the total assets owned by Foreign Subsidiaries of Borrowers to exceed 10% of the aggregate book value of the total assets owned by Obligors and all of their Subsidiaries, unless one or more Foreign Subsidiaries that are organized under the laws of Canada (or any province or territory thereof) or another jurisdiction approved by Agent in its  discretion become Guarantors and grant Liens on their assets to secure the Obligations such that, after giving effect to such actions, the aggregate book value of the total assets owned by Foreign Subsidiaries that are not Obligors does not exceed such percentage.
10.2.15 Property of Immaterial Subsidiaries. Permit the aggregate of all revenues of the Immaterial Subsidiaries for any twelve month period ending on the last day of any Fiscal Quarter to exceed $200,000 and will not permit the aggregate value of assets owned by the Immaterial Subsidiaries to exceed $500,000, unless the assets of one or more Immaterial Subsidiaries are pledged, on terms reasonably satisfactory to Agent, to secure the Obligations and such Immaterial Subsidiary shall execute a Guaranty of the Obligations, on terms reasonably satisfactory to Agent (whereupon such Subsidiary shall no longer be deemed an Immaterial Subsidiary), within 45 calendar days (or such longer period as Agent may agree in its sole discretion) after a Senior Officer of Borrower Agent has knowledge of the existence of such excess, in any event such that after giving effect to such pledge and guaranty, the aggregate of all such revenues and assets of any then-remaining Immaterial Subsidiaries would not exceed the amounts set forth above for such period.
10.2.16 Acquisitions. Consummate any Acquisition without the prior written consent of the Required Lenders except for:

(a)any Acquisition to the extent funded with (i) proceeds resulting from the issuance of common Equity Interests of Parent or Infrastructure or cash capital contributions on account of common Equity Interests of the Parent or Infrastructure or (ii) Equity Interests of Parent or Infrastructure, in each case so long as such Acquisition satisfies the following conditions precedent:

(i)immediately before and immediately after giving effect to any Acquisition, no Default or Event of Default shall have occurred and be continuing;

(ii)all applicable requirements of Sections 10.1.3(b) and 10.1.12 shall have been satisfied;

(iii)Agent shall have received a copy of the fully executed acquisition agreement and all amendments thereto (each, as amended, an “Acquisition Agreement”), relating to the Acquisition;

(iv)Agent shall have received copies of the material documents evidencing the closing of the transactions contemplated by such Acquisition Agreement;

(v)Obligors shall deliver (or cause to be delivered) to Agent evidence reasonably satisfactory to the Agent that all consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the applicable Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions; and

(vi)if such Acquisition is made by a Subsidiary that is not a Wholly-Owned Subsidiary, then any proceeds resulting from the issuance of common Equity Interests of Parent or Infrastructure or cash capital contributions on account of common Equity Interests of the Parent or Infrastructure that are contributed to such Subsidiary to make such Acquisition is permitted under Section 10.2.4(l);

(b)any Acquisition not permitted under clause (a) above (other than with respect to an Excluded Subsidiary) so long such Acquisition satisfies the following conditions precedent:

(i)immediately before and immediately after giving effect to any Acquisition, the Payment Conditions are satisfied;

(ii)all applicable requirements of Sections 10.1.3(b) and 10.1.12 shall have been satisfied;

(iii)Agent shall have received such other documents as may be reasonably requested by the Agent in connection with such Acquisition;

(iv)Agent shall have received a copy of the fully executed acquisition agreement and all amendments thereto (each, as amended, an “Acquisition Agreement”), relating to the Acquisition;

(v)Agent shall have received copies of the material documents evidencing the closing of the transactions contemplated by such Acquisition Agreement; and

(vi)Obligors shall deliver (or cause to be delivered) to Agent evidence reasonably satisfactory to Agent that all consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the applicable Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions; and

(c)to the extent constituting an Acquisition, the Acquisition of Equity Interests of an Excluded Subsidiary on or prior to the Second Amendment Effective Date.

10.2.17 Parent and Debt. Obligors shall at all times be and remain consolidated subsidiaries of Parent under GAAP.  If on any date Parent shall hold any material assets, become liable for any material obligations, engage in any trade or business or conduct any business activity, other than:

(a)the maintenance of its legal existence in compliance with Applicable Law,

(b)the issuance of its Equity Interests to its shareholders,

(c)the making of dividends or distributions on its Equity Interests,

(d)the direct or indirect ownership of the Equity Interests of Borrowers,

(e)the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws,

(f)the performance of obligations under and compliance with its organizational documents, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries, or the customary conduct of the activities of a publicly traded holding company,

(g)the incurrence and payment of its operating and business expenses and any Taxes for which it may be liable,

(h)the execution and delivery of any Loan Documents to which it is a party and the performance of its obligations thereunder (and the acknowledgment of any related intercreditor agreement),

(i)the making of payments under the Tax Receivable Agreement (and the compliance with other obligations thereunder),

(j)the incurrence of unsecured convertible Debt and issuance of Equity Interests pursuant to the Second Amendment Incremental Financing on terms that comply with Section 10.1.15(b) or the Third Amendment Incremental Financing, including the execution, delivery, performance and exercise of rights of any of Parent and Infrastructure in connection with the Second Amendment Incremental Financing or the Third Amendment Incremental Financing (including pursuant to any Permitted Convertible Debt and any Permitted Capped Call Transaction, in each case, permitted pursuant to this Agreement),

(k)the acquisition of Equity Interests and/or Debt of Infrastructure in connection with the Second Amendment Incremental Financing or the Third Amendment Incremental Financing,

(l)[reserved],

(m)activities incidental to any of the foregoing, and

(n)the management and payment for legal, tax and accounting matters in connection with any of the foregoing,

then, in such event, each of the references to “Parent” in this Agreement (other than in (a) the definitions of Change of Control, Permitted Tax Distribution, Parent and Tax Receivable Agreement, (b) Section 10.2.8(d)(i), (c) this Section 10.2.17 and (d) in respect of the Second Amendment Incremental Financing or the Third Amendment Incremental Financing) shall thereafter be deemed to mean Infrastructure (without any necessity for amendment of this Agreement), with the result, among other things, that the annual audited financial statements required under Section 10.1.1(a) shall be prepared for the Infrastructure rather than for Parent and all financial covenants set forth herein shall be determined at the Infrastructure level.

10.2.18Excluded Subsidiaries.  (a) Permit any Excluded Subsidiary to (i) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which a lender or any other Person has recourse to Parent, any Obligor or any Subsidiary or any of the assets of Parent, any Obligor or any Subsidiary, (ii) be party to any agreement or arrangement with Parent, any Obligor or any Subsidiary unless the terms of any such agreement or arrangement are permitted under Section 10.2.9, (iii) own (directly or indirectly) Equity Interests in Parent, any Obligor or any Subsidiary, or (iv) hold any Debt of, or Liens on, Parent, any Obligor or any Subsidiary (or any of their respective assets); (b) make any Investment in or to any Excluded Subsidiary or their subsidiaries other than as permitted under Section 10.2.4(l) or (m); or (c) provide, or permit Parent to provide, any credit support of any kind for, Guarantee or otherwise become directly or indirectly liable for any Debt or other obligations of Excluded Subsidiaries or their subsidiaries.

10.3Financial Covenants
.
10.3.1Fixed Charge Coverage Ratio. As long as any Commitment or Obligations (other than contingent indemnification or reimbursement obligations for which no claim has been asserted) are outstanding, Obligors shall maintain a Fixed Charge Coverage Ratio as of the end of each quarter for each 12 month period then ended of at least 1.00 to 1.00 while a Covenant Trigger Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Covenant Trigger Period and each period ending thereafter until the Covenant Trigger Period is no longer in effect.
10.3.2Right to Cure. Notwithstanding anything to the contrary contained in Section 10.3.1, for purposes of determining whether Obligors have failed to comply with the financial covenant contained in Section 10.3.1, Obligors shall have the right to increase EBITDA for any fiscal period by the amount of Net Proceeds actually received by Infrastructure from its equity holders (by way of additional common equity contributions having terms acceptable to Agent (any such equity contribution so included in the calculation of EBITDA, a “Specified Contribution”)) after the end of such fiscal period and on or prior to the date that is 10 days after the date on which financial statements with respect to such fiscal period are required to be delivered pursuant to Section 10.1.1 (the “Cure Date”), in each case so long as, on or prior to the Cure Date, Borrower Agent shall provide written notice to Agent of the Specified Contribution, whereupon upon actual receipt of such Net Proceeds the covenant contained in Section 10.3.1 shall be recalculated giving effect to the following pro forma adjustments and subject to the following limitations: (a) Specified Contributions may not be made in consecutive quarters, (b) the amount of any Specified Contribution for the purposes of making the recalculation under this Section 10.3.2 of the covenant contained in Section 10.3.1 will be no greater than, nor be less than, the amount required to cause the Obligors to be in compliance with such covenant by increasing EBITDA (and, for the avoidance of doubt, EBITDA may only be increased up to an amount that would cause Section 10.3.1 to be so satisfied), (c) each Specified Contribution will be disregarded for purposes of the calculation of EBITDA and the Fixed Charge Coverage Ratio for all other purposes, including calculating basket levels, the Payment Conditions and other items governed by reference to EBITDA or the Fixed Charge Coverage Ratio, (d) there shall be no reduction in Debt or interest expense as a result of any repayment of Debt in connection with a Specified Contribution for purposes of determining compliance with the Fixed Charge Coverage Ratio in any fiscal period, (e) there shall be no more than five Specified Contributions made in the aggregate after the Closing Date, (f) the Net Proceeds received by Infrastructure from each Specified Contribution may not be used to repay any other Debt (excluding the Obligations), and (g) any contribution to the extent utilized as a cure pursuant Section 10.3.2 of the Term Loan Agreement shall be deemed to not be a Specified Contribution. Upon receipt of a Specified Contribution, Borrower Agent shall deliver to Agent a new Compliance Certificate for the applicable test period setting forth the recalculated financial covenant as provided above and demonstrating compliance with such covenant after giving effect to such recalculation; upon receipt by Agent of such Specified Contribution and delivery by Borrower Agent of such Compliance Certificate, the Borrowers shall be deemed to have satisfied the requirements of Section 10.3.1 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the covenant and any related default or Event of Default that had occurred shall be deemed cured and no longer in existence; provided that, prior to the receipt by Agent of such Specified Contribution and delivery by Borrower Agent of such Compliance Certificate, an Event of Default shall exist for all purposes under this Agreement, and Lenders and Issuing Bank shall not be required to make any Loans or issue any Letters of Credit, as applicable. For the avoidance of doubt,  Specified Contributions shall not include any Second Amendment Incremental Financing or Third Amendment Incremental Financing.
10.3.3Minimum Availability.  From the Closing Date until Agent’s receipt of the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2025 in accordance with Section 10.1.1, Borrowers shall maintain Availability of at least $10,000,000 at all times.

Section 11.EVENTS OF DEFAULT; REMEDIES ON DEFAULT.

11.1Events of Default
. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)Any Borrower fails to pay any principal of any Loan or any reimbursement obligation for any Letter of Credit or to provide any Cash Collateral when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)Any Borrower fails to pay any interest, fee or other Obligation payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)Any written representation, warranty or other written certification made by Parent or an Obligor or written financial information delivered by Parent or any Obligor in connection with any Loan Document or the transactions contemplated thereby is incorrect or misleading in any material respect when given or made;

(d)Parent, an Obligor or Subsidiary breaches or fails to perform any covenant applicable to it contained in Sections 2.1.3, 7.2, 7.4.2, 7.5, 8.1, 8.2.1, 8.2.4, 8.2.5, 8.3.1, 8.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3, 10.1.9, 10.1.12, 10.1.13, 10.1.14, 10.1.15, 10.2 or 10.3;

(e)Parent, an Obligor or Subsidiary breaches or fails to perform any other covenant applicable to it contained in any Loan Document, and (i) with respect to any covenant other than that contained in Section 10.1.7, such breach or failure is not cured within 20 days after a Senior Officer of Parent, such Obligor or Subsidiary has knowledge thereof or receives notice thereof from Agent, whichever is sooner or (ii) with respect to the covenant contained in Section 10.1.7, such breach or failure is not cured within 5 business days after a Senior Officer of Parent, such Obligor or Subsidiary has knowledge thereof or receives notice thereof from Agent, whichever is sooner;

(f)A Guarantor repudiates, revokes or attempts to revoke its Guaranty; Parent or any Obligor denies or contests the validity or enforceability of any Loan Document or Obligation, or the perfection or priority of any Lien granted to Agent; it is unlawful for an Obligor to perform any of its material obligations under a Loan Document; or any Loan Document ceases to be in full force or effect for any reason (other than as a result of a waiver or release by Agent and Lenders or as otherwise permitted hereunder or thereunder);

(g)(i) any event or condition occurs that results in any Material Debt or any Term Loan Debt becoming due prior to its scheduled maturity or (ii) any event or condition occurs that enables or permits (after giving effect to all applicable notice and cure periods) the holder or holders of any Material Debt or Term Loan Debt or any trustee or agent on its or their behalf to cause any Material Debt or Term Loan Debt to become due, or to require the redemption thereof or any offer to redeem to be made in respect thereof, prior to its scheduled maturity or require Parent, any Obligor or Subsidiary to make an offer in respect thereto; provided, however, that none of the following events will, in and of themselves, be a Default or Event of Default under this Section 11.1(g): (x) the occurrence of any customary event or condition that vests the right of any holder of Permitted Convertible Debt to submit any such Debt for conversion in accordance with its terms (including any corresponding right of Parent pursuant to ~~the~~any Permitted Intercompany Note vis-à-vis Infrastructure), provided such event or condition does not result from a breach by Parent or Infrastructure of the terms of such Debt; or (y) any actual conversion of any convertible Debt in accordance with its terms;

(h)one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (exclusive of amounts covered by insurance that has not been denied by the insurer) shall be rendered against any Obligor or Subsidiary and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor or Subsidiary to enforce any such judgment;

(i)Parent or an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or Obligors, on a consolidated basis, are not Solvent;

(j)(i) An Insolvency Proceeding is commenced by Parent, an Obligor, Subsidiary or Excluded Subsidiary; (ii) Parent, an Obligor, Subsidiary or Excluded Subsidiary makes an offer of settlement, extension or composition to its unsecured creditors generally; (iii) a trustee is appointed to take possession of any substantial Property of or to operate any business of Parent, an Obligor, Subsidiary or Excluded Subsidiary; or (iv) an Insolvency Proceeding is commenced against Parent, an Obligor, Subsidiary or Excluded Subsidiary, and Parent, the Obligor, Subsidiary or Excluded Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by Parent, the Obligor, Subsidiary or Excluded Subsidiary, the petition is not dismissed within 60 days after filing or an order for relief is entered;

(k)(i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or the PBGC; (ii) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan, which in the case of subclause (i), (ii) or (iii) has resulted or could reasonably expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or the PBGC that, when taken together with all similar events that have occurred, in the reasonable opinion of the Required Lenders could reasonably be expected to result in a Material Adverse Effect;

(l)any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the failure of such Lien to be a valid and perfected Lien with the priority required by the applicable Security Document is due to the Agent’s own act or failure to act, or any Lien purported to be created under any Security Document shall be asserted by Parent, any Obligor or Subsidiary not to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; or

(m)A Change of Control occurs.

11.2Remedies upon Default
. If an Event of Default under Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment,

demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b)terminate, reduce or condition any Commitment or adjust the Borrowing Base;

(c)require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and if Obligors fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) subject to the terms of any applicable Lien Waiver, enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3License
. For the purpose of enabling Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under Section 11.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.
11.4Setoff
. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency other than tax, payroll or employee benefit accounts) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against the Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5Remedies Cumulative; No Waiver
11.5.1Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent, Issuing Bank and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
11.5.2Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent, Issuing Bank or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent, Issuing Bank or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

Section 12.AGENT.

12.1Appointment, Authority and Duties of Agent.
12.1.1Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone is authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.
12.1.2Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction, even if a Default exists. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
12.1.3Agent Professionals. Agent may perform its duties through employees and agents. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.

Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
12.1.4Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could expose any Agent Indemnitee to potential liability.
12.2Agreements Regarding Collateral and Borrower Materials
12.2.1Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrower Agent certifies in writing is a Permitted Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder or under the Intercreditor Agreement. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. To the extent required under the laws of any foreign jurisdiction, each Secured Party hereby grants to Agent any required power of attorney to take any action with respect to Collateral or to execute any Loan Document on the Secured Party’s behalf.
12.2.2Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.
12.2.3Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal or consultant report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by posting them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any

Report or other Borrower Materials (or contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
12.3Reliance By Agent
. Agent shall be entitled to rely, and shall be fully protected in relying, upon any Communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act on any Communication and shall not be liable for any delay in acting.
12.4Action Upon Default
. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral. Agent is hereby authorized to file a proof of claim and vote claims for the Obligations in any proceeding under the Bankruptcy Code. At any foreclosure or other realization event with respect to the Collateral (including any 363 sale pursuant to the Bankruptcy Code), Agent shall be entitled to credit bid the Obligations and establish vehicles and procedures therefor.
12.5Ratable Sharing
. If any Secured Party obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Secured Party shall forthwith purchase from the other Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Secured Party, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Secured Party shall set off against a Deposit Account without Agent’s prior consent.
12.6Indemnification
. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7Limitation on Responsibilities of Agent
. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
12.8Successor Agent and Co-Agents.
12.8.1Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower Agent. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including indemnification under Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.
12.8.2Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
12.9Due Diligence and Non-Reliance
. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. No act by Agent, including any consent, amendment, acceptance of assignment or due diligence by Agent, shall be deemed to constitute a representation by Agent to any Secured Party as to any matter, including whether Agent has disclosed material information in its possession. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of their Affiliates) which may come into possession of Agent or its Affiliates. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.

12.10Remittance of Payments and Collections.
12.10.1Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.
12.10.2Recovery of Erroneous Payments. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.
12.10.3Distributions. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If Agent is required to return any amounts applied by it to Obligations held by a Secured Party, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.
12.11Individual Capacities
. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12Titles
. Each Lender, other than Bank of America, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.
12.13Certain ERISA Matters.
12.13.1Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c)(i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Section I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.
12.13.2Further Lender Representation. Unless Section 12.13.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).
12.14Bank Product Providers
. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 12, 14.3.3 and 14.17, and agrees to indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by

Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.15No Third Party Beneficiaries
. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Obligors or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

Section 13.BENEFIT OF AGREEMENT; ASSIGNMENTS.

13.1Successors and Assigns
. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor may assign or delegate its rights or obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
13.2Participations.
13.2.1Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing.
13.2.2Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.
13.2.3Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.
13.2.4Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.
13.3Assignments.
13.3.1Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless (i) such partial assignment is to a Lender, Affiliate of a Lender or Approved Fund or (ii) otherwise agreed by Agent and, so long as no Event of Default exists, Borrower Agent, in their discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.
13.3.2Effect; Effective Date. Upon delivery to Agent of a fully executed and completed Assignment accompanied by a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment specified therein shall be effective as provided in the Assignment as long as it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire reasonably satisfactory to Agent.
13.3.3Certain Assignees. No assignment or participation may be made to an Obligor, an Affiliate of an Obligor, a Defaulting Lender or one or more natural persons. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner reasonably satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.
13.3.4Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4Replacement of Certain Lenders
. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

Section 14.MISCELLANEOUS.

14.1Consents, Amendments and Waivers
14.1.1Amendment. No Modification of a Loan Document shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, that:

(a)without the prior written consent of Agent, no Modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)without the prior written consent of Issuing Bank, no Modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no Modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2 and excluding any waiver of the Default Rate of interest); (iii) extend the Termination Date applicable to such Lender’s Obligations; (iv) change Section 5.5.2 or any other provision hereof in a manner that alters the ratable reduction of Commitments or the pro rata sharing of payments; or (v) amend this clause (c);

(d)without the prior written consent of all Lenders (except any Defaulting Lender), no Modification shall (i) alter this Section 14.1.1; (ii) amend the definition of (A) Pro Rata, (B) Required Lenders, or (C) Borrowing Base, Accounts Formula Amount or Inventory Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability; (iii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Debt or other obligation; (iv) subordinate, or have the effect of subordinating, the Liens on the ABL Priority Collateral securing the Obligations to Liens securing any other Debt or other obligation (other than to Purchase Money Liens securing Purchase Money Debt permitted pursuant to Section 10.2.1(f)); (v) except in connection with Full Payment or Section 11, release all or substantially all Collateral; (vi) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations; or (vii) change any Loan Document provision requiring consent or action by all Lenders; and

(e)if Real Estate secures any Obligations, no Modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by Flood Laws or as otherwise reasonably satisfactory to all Lenders.

14.1.2Limitations. Notwithstanding anything in any Loan Document to the contrary, Agent may, in consultation with Borrower Agent make or adopt Conforming Changes from time to time and any amendment or notice implementing such changes will become effective without further action or consent of any other party; provided, that Agent shall post or otherwise provide same to Borrowers and Lenders reasonably promptly after it becomes effective. No agreement of any Obligor shall be required for any Modification of a Loan Document that deals solely with the rights and duties of Lenders, Issuing Bank and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for Modification of such agreement, and no Secured Bank Product Provider (in such capacity) shall have any right to consent to Modification of any Loan Document. Any waiver or consent granted by Agent, Issuing Bank or Lenders hereunder shall be effective only if in writing and only for the matter specified. Each Lender irrevocably authorizes the Agent of its behalf, and without further consent of any Lender (but with the consent of Borrowers and the Agent), to amend and restate this Agreement and other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have been terminated, such Lender shall have no other commitment or other obligation hereunder and shall have be paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.
14.1.3Corrections. Without action or consent by any other party to this Agreement, (a) Agent and Borrower Agent may amend a Loan Document to cure an ambiguity, omission, mistake, typographical error, or other defect in any provision, schedule or exhibit thereof; and (b) Agent may revise Schedule 1.1 to reflect changes in Commitments from time to time.
14.2Indemnity
. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that (i) is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, willful misconduct or bad faith of such Indemnitee or (ii) arises from any dispute solely among the Indemnitees and not from any act or omission of any Obligor or its Affiliates, other than Claims against any agent or arranger in their capacities as such. This Section 14.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
14.3Notices and Communications
14.3.1Notice Address. Subject to Section 14.3.2, all Communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. In addition, a Communication from Agent to Lenders or Obligors may, to the extent permitted by law, be delivered electronically (i) by transmitting the Communication to the electronic address specified to Agent in writing by the applicable Lender or Borrower Agent from time to time, or (ii) by posting the Communication on a website and sending the Lender or Borrower Agent notice (electronically or otherwise) that the Communication has been posted and providing instructions (at such time or prior to delivery of such Communication) for viewing it. Each Communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if provided electronically by Agent to Lenders or Obligors, when the Communication (or notice advising of its posting to a website) is sent to the Lender’s or Borrower Agent’s electronic address. Notwithstanding the foregoing, no notice to Agent pursuant to Sections 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.
14.3.2Communications. Electronic and telephonic Communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent. Agent makes no assurance as to the privacy or security of electronic or telephonic Communications. E-mail and voice mail shall not be effective notices under the Loan Documents.
14.3.3Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if requested by Agent) to an electronic system maintained by it (“Platform”). Borrower Agent shall notify Agent of each posting of Borrower Materials on the Platform (which notice may be communicated electronically in accordance with Section 14.3.2) and the Borrower Materials on the Platform shall be deemed received by Agent only upon its receipt of such notice. Communications, Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system. Agent may, but is not obligated to, make Communications available to Obligors and Lenders by posting them on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or other electronic platform.
14.3.4Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, which should not be made available to personnel who do not wish to receive such information or may be engaged in trading, investment or other market-related activities with respect to an Obligor’s securities.
14.3.5Non-Conforming Communications. Agent and Lenders may rely on any Communication purportedly given by or on behalf of an Obligor even if it is not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, vary from an earlier Communication or later confirmation. Each Obligor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any Communication purportedly given by or on behalf of any Obligor.
14.3.6Reliance on Communications. No Secured Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with an Electronic Signature transmitted by telecopy, emailed .pdf or other electronic means). Secured Parties may rely on, and shall incur no liability under or in respect of any Loan Document by acting on, any Communication (which may be a fax, electronic message, internet or intranet website posting, or other distribution, or signed by an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Agent shall be entitled to rely on the e-mail addresses and telephone numbers provided by Obligors, Lenders and their authorized representatives. Each Obligor hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of any Loan Document or other Communication based solely on the lack of a paper original copy thereof, and (b) waives any claim against any Indemnitee for liabilities arising from its reliance on or use of Electronic Signatures, including liabilities relating to an Obligor’s failure to use a security measure in connection with execution, delivery or transmission of an Electronic Signature.
14.4Performance of Obligors’ Obligations
. Agent may, in its discretion at any time and from time to time, at Obligors’ expense, pay any amount or do any act required of an Obligor under any Loan Documents (to the extent such Obligor has failed to do so on or prior to the date required for such performance) to (a) after the occurrence and during the continuation of an Event of Default, enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or, after the occurrence and during the continuation of an Event of Default, realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Obligors, promptly following demand therefor, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
14.5Credit Inquiries
. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
14.6Severability
. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
14.7Cumulative Effect; Conflict of Terms
. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
14.8Execution
; Electronic Records. Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed original counterpart.

14.9Entire Agreement
. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.
14.10Relationship with Lenders
. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.
14.11No Advisory or Fiduciary Responsibility
. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Obligors have consulted their own legal, accounting, regulatory, tax and other advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Obligors, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.
14.12Confidentiality
. Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, auditors, advisors, attorneys, consultants, service providers and other representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or

Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information is (i) publicly available other than as a result of a breach of this Section, (ii) available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Obligors consent to the publication by Agent and Lenders of customary advertising material relating to transactions contemplated hereby, using the names, product photographs, logos or trademarks of Obligors and Subsidiaries. Agent and Lenders may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the Loan Documents and Commitments. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. A Person required to maintain confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

14.13Certifications Regarding Term Loan Agreement
. Obligors certify that this Agreement constitutes the “ABL Agreement” under the Term Loan Agreement and is permitted thereunder.
14.14GOVERNING LAW
. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
14.15Consent to Forum
14.15.1Forum. Each party hereto HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. Each party hereto IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.
14.15.2Other Jurisdictions. Nothing herein shall limit the right of Agent to bring proceedings against Parent or any Obligor in any other court Agent deems necessary or appropriate in order to realize on the Collateral or other security for the Obligations or enforce any judgment, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
14.16Waivers
. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PARENT AND EACH OBLIGOR WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH SECURED PARTY HEREBY ALSO WAIVE) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH PARENT OR AN OBLIGOR MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (F) NOTICE OF ACCEPTANCE HEREOF. EACH PARTY HERETO WAIVES ANY CLAIM AGAINST ANY OTHER PARTY HERETO ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO (BUT WITHOUT LIMITATION TO THE INDEMNITEES ABILITY TO REQUEST INDEMNIFICATION FOR SUCH DAMAGES INCURRED BY INDEMNITEES AS PART OF A THIRD PARTY CLAIM). EACH PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO EACH OTHER PARTY ENTERING INTO THIS AGREEMENT AND THAT THEY ARE RELYING UPON THE FOREGOING IN THEIR DEALINGS WITH EACH OTHER. Each party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
14.17Acknowledgement Regarding Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
14.17.1Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a

Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
14.17.2Definitions. As used in this Section, (a) ~~”~~“BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) ~~”~~“Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) ~~”~~“QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).
14.18Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.
14.19Patriot Act Notice
. Agent and Lenders hereby notify Obligors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.
14.20Intercreditor Agreement.
14.20.1Acknowledgment. Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof as if such Lender was a signatory thereto. Each Lender (and each Person that agrees to become a Lender pursuant to Section 13) hereby authorizes and directs Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Agent, in its capacity thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

14.20.2General. Notwithstanding anything to the contrary herein, Agent’s Liens and the exercise of any right or remedy by Agent under this Agreement or any other Loan Document against the Collateral are subject to the provisions of the Intercreditor Agreement. In the event of a conflict between this Agreement or any other Loan Document and the Intercreditor Agreement, the Intercreditor Agreement will control. Delivery of Collateral to the representative entitled thereto under the Intercreditor Agreement shall satisfy Obligors’ delivery requirements hereunder or any other Loan Document.
14.21NO ORAL AGREEMENT
. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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